Exhibit 1.1

MERCHANTS BANCORP

5,200,000 Depositary Shares
Each Representing a 1/40th
Interest in a Share of
8.25% Fixed Rate Reset Series D Non-Cumulative Perpetual Preferred Stock

UNDERWRITING AGREEMENT

September 22, 2022

PIPER SANDLER & CO.

1251 Avenue of the Americas, 6th Floor

New York, New York 10020

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

UBS Securities LLC

1285 Avenue of the Americas

New York, New York 10019

as Representatives of the several Underwriters

named in Schedule A hereto

Ladies and Gentlemen:

Merchants Bancorp, an Indiana corporation (the “Company”), confirms its agreement with Piper Sandler & Co. (“PSC”), Morgan Stanley & Co. LLC (“Morgan Stanley”) and UBS Securities LLC (“UBS”), and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom PSC, Morgan Stanley and UBS are acting as representatives (in such capacity, the “Representatives”), with respect to (i) the sale by the Company, and the purchase by the Underwriters, acting severally and not jointly, of an aggregate of 5,200,000 depositary shares (the “Depositary Shares”), each such depositary share representing ownership of a 1/40th interest in a share of 8.25% Fixed Rate Reset Series D Non-Cumulative Perpetual Preferred Stock, without par value per share, of the Company (“Preferred Stock”), in the respective amounts set forth in Schedule A hereto, and (ii) the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 780,000 additional Depositary Shares. Shares of Preferred Stock will be, when issued, deposited by the Company against delivery of depositary receipts (“Depositary Receipts”) to be issued by Computershare Inc. and Computershare Trust Company, N.A. as depositary (collectively, the “Depository”) under the Deposit Agreement, to be dated as of the Closing Time (as defined in Section 2(c)), among the Company, the Depository and the holders from time to time of the Depositary Receipts issued thereunder (the “Deposit Agreement”). Each Depositary Receipt will evidence one or more Depositary Shares. The aforesaid 5,200,000 Depositary Shares (the “Initial Shares”) to be purchased by the Underwriters and all or any part of the 780,000 Depositary Shares subject to the option described in Section 2(b) hereof (the “Option Shares”), together with the underlying Preferred Stock, are hereinafter called, collectively, the “Securities.”

The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement (the “Agreement”) has been executed and delivered.

The Company and the Underwriters agree that up to 96,100 Depositary Shares to be purchased by the Underwriters (the “Reserved Securities”) shall be reserved for sale by the Underwriters to certain eligible employees, officers, directors and other persons having a business relationship with the Company and its Subsidiaries including, current shareholders and customers and their families (the “Invitees”), as part of the distribution of the Securities by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and all other applicable laws, rules and regulations (the “Directed Share Program”). To the extent that such Reserved Securities are not orally confirmed for purchase by the Invitees by the end of the first business day after the date of this Agreement, such Reserved Securities may be offered to the public as part of the public offering contemplated hereby.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”), a shelf registration statement on Form S-3 (No. 333-266672), including a prospectus, covering the registration of the Securities, which registration statement has been declared effective by the Commission. Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430B (“Rule 430B”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations. The information included in such prospectus that was omitted from such registration statement at the time it was originally declared effective but that is deemed to be part of and included in such registration statement pursuant to Rule 430B is referred to as “Rule 430B Information.” Each prospectus used in connection with the offering of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act immediately prior to the Applicable Time (defined below), are herein collectively called a “preliminary prospectus.” Such registration statement, at any given time, including the amendments thereto at such time, the exhibits and any schedules thereto at such time, the documents incorporated and deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at such time, and the documents and information (including, without limitation, any Rule 430B Information) otherwise deemed to be a part thereof or included therein by 1933 Act Regulations at such time, is herein called the “Registration Statement;” provided, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Securities, which time shall be considered the “new effective date” of the Registration Statement with respect to the Securities within the meaning of Rule 430B(f)(2) of the 1933 Act Regulations, including the exhibits and schedules thereto as of such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B. Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The final prospectus and the base prospectus, in the form first furnished to the Underwriters for use in connection with the offering and sale of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act immediately prior to the Applicable Time, are collectively referred to herein as the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (or any successor system) (“EDGAR”).

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As used in this Agreement:

“Applicable Time” means 4:10 p.m. (Eastern time) on September 22, 2022 or such other time as agreed by the Company and the Representatives.

“General Disclosure Package” means any Issuer-Represented General Free Writing Prospectus(es) (as defined below) and the most recent preliminary prospectus furnished to the Underwriters for general distribution to investors issued at or prior to the Applicable Time, all considered together.

“Issuer-Represented Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including, without limitation, any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations) relating to the Securities that is (i) required to be filed with the Commission by the Company, (ii) a “road show for an offering that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering thereof that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer-Represented General Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule B hereto.

“Issuer-Represented Limited Use Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is not an Issuer-Represented General Free Writing Prospectus.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, prior to the Applicable Time; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations promulgated thereunder (the “1934 Act Regulations”) incorporated or deemed to be incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be, at or after the Applicable Time.

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SECTION 1.           Representations and Warranties and Agreements.

(a)           Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, as of the Applicable Time, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

(i)            Compliance with Registration Requirements. (A) At the time of filing the Registration Statement, any 462(b) Registration Statement and any post-effective amendments thereto, and (B) at the Applicable Time, the Company was not an “ineligible issuer” as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”), each of the Registration Statement, any post-effective amendment thereto under the 1933 Act and any Rule 462(b) Registration Statement has or will become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any Rule 462(b) Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. The Company meets the requirements for use of Form S-3 under the 1933 Act.

At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and as of each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) and at the Closing Time (and, if any Option Shares are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, any preliminary prospectus and any supplement thereto, at their respective times of filing with the Commission and at the Closing Time, complied and will comply in all material respects with any applicable laws or regulations of foreign jurisdictions in which the Prospectus and such preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the offer and sale of Securities in foreign jurisdictions. Neither the General Disclosure Package as of the Applicable Time, nor the Prospectus nor any amendments or supplements thereto as of its date or any such amendment or supplement was filed with the Commission and at the Closing Time (and, if any Option Shares are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this paragraph shall not apply to statements in or omissions from the Registration Statement, any preliminary prospectus or the Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein, it being understood that the only written information that the Underwriters have furnished to the Company specifically for inclusion in the Registration Statement, any preliminary prospectus and the Prospectus (or any amendment or supplement thereto) are the concession and reallowance figures appearing in the Prospectus in the section entitled “Underwriting” (such information being referred to herein as the “Underwriter Information”).

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The Prospectus, each preliminary prospectus, any supplement thereto and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act and the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply with the requirements of the 1934 Act and the 1934 Act Regulations.

As of the Applicable Time, neither (x) the General Disclosure Package nor (y) any individual Issuer-Represented Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included, includes or will include any untrue statement of a material fact or omitted, omits or will omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this paragraph shall not apply to statements in or omissions from the General Disclosure Package or any Issuer-Represented Limited Use Free Writing Prospectus made in reliance upon and in conformity with the Underwriter Information.

(ii)           Issuer-Represented Free Writing Prospectuses. Each Issuer-Represented Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities, or until any earlier date that the issuer notified or notifies the Representatives, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the General Disclosure Package or the Prospectus.

(iii)           Emerging Growth Company. From the time of the initial submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication (as defined below)) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the 1933 Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the 1933 Act.

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(iv)          Testing-the-Waters Communications. The Company (i) has not alone engaged in any Testing-the-Waters Communications other than Testing-the-Waters Communications with the consent of the Representatives and with entities that are either (1) qualified institutional buyers within the meaning of Rule 144A under the 1933 Act or (2) institutions that are accredited investors within the meaning of Rule 501 under the 1933 Act and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed or approved for distribution any Written Testing-the-Waters Communications (defined below) other than those listed on Schedule B hereto.

“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the 1933 Act. Any individual Written Testing-the-Waters Communication does not conflict with the information contained in the Registration Statement or the General Disclosure Package, complied in all material respects with the 1933 Act, and when taken together with the General Disclosure Package, as of the Applicable Time did not, and as of the Closing Time and as of each Date of Delivery (if any), as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this paragraph shall not apply to statements in or omissions from any Written Testing-the-Waters Communication made in reliance upon and in conformity with the Underwriter Information.

(v)            Independent Accountants. FORVIS, LLP, the accounting firm that certified the financial statements and supporting schedules of the Company included in the Registration Statement, the General Disclosure Package and the Prospectus, is an independent registered public accounting firm as required by the 1933 Act, 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations and the Public Accounting Oversight Board (the “PCAOB”). FORVIS, LLP is a registered public accounting firm, as defined by the PCAOB, whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn. With respect to the Company, FORVIS, LLP is not and has not been in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”) and the related rules and regulations of the Commission.

(vi)           Financial Statements. The financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, comply with the requirements of the 1933 Act and present fairly the financial position of the Company and its consolidated Subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated Subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement, any preliminary prospectus, the General Disclosure Package and the Prospectus present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement, the General Disclosure Package, any preliminary prospectus and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement, the General Disclosure Package, any preliminary prospectus and the Prospectus and the books and records of the Company. No other financial statements or schedules are required to be included in the Registration Statement, the General Disclosure Package or the Prospectus. To the extent applicable, all disclosures contained in the Registration Statement, the General Disclosure Package, any Issuer-Represented Free Writing Prospectus, any Written Testing-the-Waters Communication, any preliminary prospectus or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the 1934 Act, the rules and regulations of the 1934 Act Regulations and Item 10 of Regulation S-K under the 1933 Act, as applicable. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package, any preliminary prospectus and the Prospectus is updated as necessary to comply with the requirements of the 1933 Act and the Commission’s rules and guidelines applicable thereto and present fairly the consolidated financial position, results of operations and changes in financial position of the Company and its Subsidiaries on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply.

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(vii)         No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its Subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its Subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(viii)        Company Validly Existing. The Company has been duly organized and is validly existing as a corporation under the laws of the State of Indiana and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement and the Deposit Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(ix)           Good Standing of Subsidiaries. Each of the Company’s Subsidiaries (for purposes of this Agreement, “Subsidiaries” are defined as the entities listed on Schedule C hereto) has been duly organized and is validly existing as a corporation, in good standing to the extent recognized, under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect. All of the issued and outstanding capital stock of each such direct and indirect Subsidiary of the Company (including the Bank) has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary.

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(x)            Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Registration Statement, the General Disclosure Package and the Prospectus in the column entitled “Shareholders’ equity” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement, the General Disclosure Package and the Prospectus or pursuant to the exercise of convertible securities or options disclosed in the Registration Statement, the General Disclosure Package and the Prospectus). The shares of issued and outstanding capital stock have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock was issued in violation of the preemptive or other similar rights of any securityholder of the Company. All of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of any preemptive or similar rights of any securityholder of such Subsidiary.

(xi)           Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(xii)          Authorization and Description of Securities. The Securities to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and the Deposit Agreement and, when issued and delivered by the Company pursuant to this Agreement and the Deposit Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, and will not have been issued in violation of or subject to any preemptive or similar rights. Prior to the Closing Time, the Articles of Amendment creating the Rights and Privileges of the Series D Preferred Stock (the “Designation”) will have been duly filed with the Secretary of the State of Indiana. The Securities conform to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such description conforms to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability for the debts of the Company by reason of being such a holder.

(xiii)         Authorization and Description of Deposit Agreement. The Deposit Agreement has been duly authorized by the Company and, at the Closing Time, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally and by general equitable principles. The Deposit Agreement conforms in all material respects to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and Prospectus. The deposit of the Preferred Stock in respect of the Depositary Shares by the Company in accordance with the Deposit Agreement has been duly authorized and upon due issuance by the Depository of the Depositary Receipts evidencing the Depositary Shares against the deposit of Preferred Stock in accordance with the provisions of the Deposit Agreement and payment therefor in accordance with this Agreement, the Depositary Receipts will be duly and validly issued and will entitle the persons in whose names the Depositary Receipts are registered to the rights specified therein and in the Deposit Agreement, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally and by general equitable principles.

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(xiv)         Absence of Defaults and Conflicts. Neither the Company nor any of its Subsidiaries is (A) in violation of its charter or by-laws or (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject (collectively, “Agreements and Instruments”) except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement by the Company and its banking Subsidiary Merchants Bank of Indiana, an Indiana state chartered bank (the “Bank”), the execution, delivery and performance of the Deposit Agreement by the Company, the filing of the Designation and the consummation of the transactions contemplated herein and therein, and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Use of Proceeds”) and compliance by the Company and the Bank with their obligations hereunder and under the Deposit Agreement have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any Subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their assets, properties or operations. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness or obligation of the Company or any of its Subsidiaries (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such note, debenture or other evidence of indebtedness or obligation by the Company or any Subsidiary.

(xv)         Absence of Labor Dispute. No labor dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any Subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

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(xvi)         Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any Subsidiary, which is required to be disclosed in the Registration Statement, the General Disclosure Package and the Prospectus (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement and the Deposit Agreement or the performance by the Company of its obligations hereunder or thereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any Subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, the General Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

(xvii)        Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

(xviii)       Possession of Intellectual Property. The Company and its Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures and excluding generally commercially available “off the shelf” software programs licensed pursuant to shrink wrap or “click and accept” licenses), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by each of them, and neither the Company nor any of its Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(xix)         Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement and the Deposit Agreement, except for (a) the filing of the Designation for the Securities with the Indiana Secretary of State prior to the Closing Time, (b) a Form 8-A registering the Depositary Shares, (c) an application to list the Depositary Shares on Nasdaq, or (d) such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations, the rules of the Nasdaq Capital Market (“Nasdaq”), the securities laws of any state or non-U.S. jurisdiction or rules and regulations of FINRA.

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(xx)           Possession of Licenses and Permits. The Company and its Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the Company and its Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the absence of the permit, license, approval, consent or other authorization or the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has failed to file with applicable regulatory authorities any statement, report, information or form required by any applicable law, regulation or order, except where the failure to be so in compliance would not, individually or in the aggregate, have a Material Adverse Effect, all such filings were in material compliance with applicable laws when filed and no material deficiencies have been asserted by any regulatory commission, agency or authority with respect to any such filings or submissions.

(xxi)         Title to Property. The Company and its Subsidiaries have good and marketable title to all real property owned by the Company and its Subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its Subsidiaries; and all of the leases and subleases material to the business of the Company and its Subsidiaries, considered as one enterprise, and under which the Company or any of its Subsidiaries holds properties described in the Registration Statement, the General Disclosure Package and the Prospectus, are in full force and effect, and neither the Company nor any Subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

(xxii)        Investment Company Act. The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement, the General Disclosure Package and the Prospectus will not be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended (the “1940 Act”).

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(xxiii)       Environmental Laws. Except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its Subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its Subsidiaries relating to Hazardous Materials or any Environmental Laws.

(xxiv)       Taxes. The Company and each of the Subsidiaries has (a) timely filed all material foreign, United States federal, state and local tax returns, information returns, and similar reports that are required to be filed (taking into account valid extensions), and all tax returns are true, correct and complete, (b) paid in full all taxes required to be paid by it and any other assessment, fine or penalty levied against it, except for any such tax assessment, fine or penalty that is currently being contested in good faith or as would not have, individually or in the aggregate, a Material Adverse Effect, and (c) established on the most recent balance sheet reserves that are adequate for the payment of all taxes not yet due and payable.

(xxv)        Insurance. The Company and its Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as the Company reasonably believes are adequate for the conduct of the business of the Company and its Subsidiaries and the value of their properties and as are customary in the business in which the Company and its Subsidiaries are engaged; neither the Company nor any of its Subsidiaries has been refused any insurance coverage sought or applied for; and the Company has no reason to believe that they will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(xxvi)       Statistical and Market Data. The statistical and market related data contained in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources which the Company believes, after reasonable inquiry, are reliable and accurate and such data agree with the sources from which they are derived. To the extent required, the Company has obtained written consent to the use of such data from the relevant third party sources.

(xxvii)      Relationship. No relationship, direct or indirect, exists between or among the Company or any of its Subsidiaries, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or any of its Subsidiaries, on the other, that is required by the 1933 Act or the 1933 Act Regulations to be described in the Registration Statement, the General Disclosure Package and the Prospectus and that is not so described.

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(xxviii)     Internal Control Over Financial Reporting. The Company and each of its Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the end of the Company’s most recent audited fiscal year, there has been (I) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (II) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(xxix)        Disclosure Controls and Procedures. The Company and its Subsidiaries employ disclosure controls and procedures (as such term is defined in Rule 13a-15 under the 1934 Act), which (A) are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms and that material information relating to the Company and its Subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within the Company and its Subsidiaries to allow timely decisions regarding disclosure, and (B) are effective in all material respects to perform the functions for which they were established. Based on the evaluation of the Company’s and each Subsidiary’s disclosure controls and procedures described above, the Company is not aware of (1) any significant deficiency in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls or (2) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls. Since the most recent evaluation of the Company’s disclosure controls and procedures described above, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls.

(xxx)        Pending Procedures and Examinations. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the 1933 Act, and the Company is not the subject of a pending proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities.

(xxxi)       Unlawful Payments. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its Subsidiaries has (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (B) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (C) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable non-U.S. anti-bribery statute or regulation; or (D) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

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(xxxii)       No Registration Rights. No person has the right to require the Company or any of its Subsidiaries to register any securities for sale under the 1933 Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Securities to be sold by the Company hereunder, except for such rights as have been duly waived in writing and are described in the Registration Statement, General Disclosure Package and Prospectus. All such waivers are in full force and effect on the date hereof.

(xxxiii)     No Preemptive Rights. There are no authorized or outstanding preemptive rights, rights of first refusal or other similar rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its Subsidiaries except for such rights as have been duly waived and are described in the Registration Statement, General Disclosure Package and Prospectus. All such waivers are in full force and effect on the date hereof.

(xxxiv)     No Stabilization or Manipulation. Neither the Company nor any of its Subsidiaries, nor any Affiliates of the Company or its Subsidiaries, has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(xxxv)      No Unauthorized Use of Prospectus. The Company has not distributed and, prior to the later to occur of (i) the Closing Time and (ii) completion of the distribution of the Securities, will not distribute any prospectus (as such term is defined in the 1933 Act and the 1933 Act Regulations) in connection with the offering and sale of the Securities other than the Registration Statement, any preliminary prospectus, the Prospectus or other materials, if any, permitted by the 1933 Act or by the 1933 Act Regulations and approved by the Representatives.

(xxxvi)     Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the 1933 Act and Section 21E of the 1934 Act) contained in the Registration Statement, the General Disclosure Package and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(xxxvii)    Fees. Other than as contemplated by this Agreement, there is no broker, finder or other party that is entitled to receive from the Company or any Subsidiary any brokerage or finder’s fee or any other fee, commission or payment as a result of the transactions contemplated by this Agreement.

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(xxxviii)   ERISA. The Company and each of the Subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “employee benefit plan” (as defined in ERISA) for which the Company or any of the Subsidiaries or ERISA Affiliates would have any liability; the Company and each of the Subsidiaries or their ERISA Affiliates have not incurred and do not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the United States Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (collectively the “Code”); and each “employee benefit plan” for which the Company and each of its Subsidiaries or any of their ERISA Affiliates would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification. “ERISA Affiliate” means, with respect to the Company or a Subsidiary, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Code or Section 400(b) of ERISA of which the Company or such Subsidiary is a member.

(xxxix)      Directed Share Program. The Company has not offered, or caused the Underwriters to offer, Securities to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer or supplier’s level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products and services.

(xl)           Bank Holding Company Act; Banking Regulation. The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. The Bank holds the requisite authority to do business as a state chartered bank under the laws of the state of Indiana. Farmers Merchants Bank of Illinois, an Illinois state charted bank (together with the Bank, the “Banks”), holds the requisite authority to do business as a state chartered bank under the laws of the state of Illinois.

(xli)          No Regulatory Proceedings. Neither the Company nor any of its Subsidiaries is a party to or subject to any order, decree, agreement, memorandum of understanding or similar agreement with, or a commitment letter, supervisory letter or similar submission to, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation (the “FDIC”), the Indiana Department of Financial Institutions (“IDFI”), the Illinois Department of Financial and Professional Regulation, Division of Banking and any federal, state or local court or governmental entity (each a “Governmental Entity”) charged with the supervision or regulation of depository institutions, the supervision or regulation of the Company or any of its Subsidiaries or engaged in the insurance of deposits, as applicable (collectively, the “Bank Regulatory Authorities”) and neither the Company nor any of its Subsidiaries has been advised by any such Bank Regulatory Authority that such Bank Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.

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(xlii)         Cybersecurity. (A) To the Company’s knowledge there has been no security breach or incident, unauthorized access or disclosure, or other compromise of any of the Company’s or its Subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company and its Subsidiaries), and, to the knowledge of the Company, any such data processed or stored by third parties on behalf of the Company and its Subsidiaries, equipment or technology (collectively, “IT Systems and Data”), that would, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect; (B) neither the Company nor its Subsidiaries have been notified of, and each of them have no knowledge of any event or condition that could result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data that would, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (C) the Company and its Subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards. The Company and its Subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xliii)        Compliance with Applicable Laws. Except where the failure to be in compliance would not result in a Material Adverse Effect, the Company and its Subsidiaries conduct their respective businesses in compliance with all federal, state, local and foreign statutes, laws, rules, regulations, decisions, directives and orders applicable to them (including, without limitation, all applicable regulations and orders of, or agreements with, the Bank Regulatory Authorities), the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, all other applicable fair lending laws or other laws relating to discrimination, the Bank Secrecy Act, Title III of the USA Patriot Act, the Currency and Foreign Transaction Reporting Act of 1970, as amended, and any applicable money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity). Neither the Company nor its Subsidiaries has received any communication from any Governmental Entity asserting that the Company or any Subsidiary is not in compliance with any statute, law, rule, regulation, decision, directive or order, except where the asserted failure to comply would not result in a Material Adverse Effect. As of June 30, 2022, each of the Company and the Banks met or exceeded the standards necessary to be considered “well capitalized” under the regulatory framework for prompt corrective action for each applicable Bank Regulatory Authority.

(xliv)        Deposit Insurance. The deposit accounts of the Banks are insured by the FDIC up to the applicable legal maximum limits, the Banks have paid all premiums and assessments required by the FDIC and the regulations thereunder and no proceeding for the termination or revocation of such insurance is pending or, to the knowledge of the Company, threatened.

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(xlv)         OFAC; Anti-Money Laundering. None of the Company, any of the Subsidiaries or any officer or director of either the Company or any Subsidiary, nor, to the knowledge of the Company, after due inquiry, any agent, employee, affiliate or person acting on behalf of the Company or any of the Subsidiaries is or has been (A) engaged in any services (including financial services), transfers of goods, software, or technology, or any other business activity related to (i) Cuba, Iran, North Korea, Sudan, Syria, the Crimea region of Ukraine claimed by Russia, the so-called Donetsk People’s Republic or so-called Luhansk People’s Republic (“Sanctioned Countries”), (ii) the government of any Sanctioned Country, (iii) any person, entity or organization located in, resident in, formed under the laws of, or owned or controlled by the government of, any Sanctioned Country, or (iv) any person, entity or organization made subject of any sanctions administered or enforced by the United States Government, including, without limitation, the list of Specially Designated Nationals of the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), or by the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”) and the Company will not directly or indirectly use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, or any joint venture partner or other person or entity, for the purpose of financing the activities of or business with any person, or in any country or territory, that currently is the subject to any Sanctions or in any other manner that will result in a violation by any person (including any person participating in the transaction whether as underwriter, advisor, investor or otherwise) of Sanctions; (B) engaged in any transfers of goods, technologies or services (including financial services) that may assist the governments of Sanctioned Countries or facilitate money laundering or other activities proscribed by United States laws, rules or regulations; (C) is a person, entity or organization currently the subject of any Sanctions; or (D) located, organized or resident in any Sanctioned Country. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions and the rules and regulations thereunder issued, administered or enforced by any Governmental Entity (collectively, the “Anti-Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(xlvi)        Investment Securities. Each of the Company and its Subsidiaries has good and marketable title to all securities held by it (except securities sold under repurchase agreements or held in any fiduciary or agency capacity) free and clear of any lien, claim, charge, option, encumbrance, mortgage, pledge or security interest or other restriction of any kind, except to the extent such securities are pledged in the ordinary course of business consistent with prudent business practices to secure obligations of the Company or any of its Subsidiaries and except for such defects in title or liens, claims, charges, options, encumbrances, mortgages, pledges or security interests or other restrictions of any kind that would not be material to the Company and its Subsidiaries. Such securities are valued on the books of the Company and its Subsidiaries in accordance with GAAP.

(xlvii)      Derivative Securities. Except as has or would not reasonably be expected to result in a Material Adverse Effect, all material swaps, caps, floors, futures, forward contracts, option agreements (other than employee stock options) and other derivative financial instruments, contracts or arrangements, whether entered into for the account of the Company or one of its Subsidiaries or for the account of a customer of the Company or one of its Subsidiaries, were entered into in the ordinary course of business and in accordance and in all material respects with applicable laws, rules, regulations and policies of all applicable regulatory agencies and with counterparties believed to be financially responsible at the time. The Company and each of its Subsidiaries have duly performed in all material respects all of their obligations thereunder to the extent that such obligations to perform have accrued. Neither the Company nor any of its Subsidiaries, nor, to the knowledge of the Company, any other party thereto, is in breach of its material obligations under any such agreement or arrangement.

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(xlviii)     Bank Dividend Restrictions. Except as disclosed in each of the Registration Statement, the General Disclosure Package and the Prospectus, no Subsidiary of the Company is currently prohibited, directly or indirectly, under any order of a Bank Regulatory Authority or any other Governmental Entity, under any applicable law, or under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s properties or assets to the Company or any other Subsidiary of the Company.

(b)           Representations and Warranties by the Bank. The Bank represents and warrants to each Underwriter as of the date hereof, and as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

(i)            The Bank has been duly chartered and is validly existing as an Indiana state-chartered bank under the laws of Indiana, and has been duly qualified as a foreign bank for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification or is subject to no material liability or disability by reason of the failure to be so qualified in any such other jurisdiction, except where the failure to so qualify or to be in good standing would not result in a material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Bank and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business.

(ii)            Neither the Bank nor any of its Subsidiaries is in violation of its charter, bylaws or other organizational or governing documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Bank or any of its Subsidiaries is a party or by which any of them is bound or to which any of the property or assets of the Bank or any of its Subsidiaries is subject (collectively, “Bank Instruments”).

(iii)           The execution, delivery and performance of this Agreement by the Bank, compliance by the Bank with all of the provisions of this Agreement and the consummation of the transactions herein contemplated do not and will not contravene, conflict with, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any Bank Instrument, nor does or will any such action contravene, conflict with or result in a breach or violation of any of the terms or provisions of the charter or by-laws of the Bank or any statute, order, rule or regulation of any court or Governmental Entity having jurisdiction over the Bank or any of its Subsidiaries or any of their properties.

(c)           Officer’s Certificates. Any certificate signed by any officer of the Company or any of its Subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

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SECTION 2.           Sale and Delivery to Underwriters; Closing.

(a)           Initial Shares. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule A, that number of Initial Shares set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof (in proportion to the total number of Initial Shares), subject, in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional securities.

(b)           Option Shares. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 780,000 Depositary Shares, at the price per share set forth in Schedule A; provided that the price per share for any Option Shares shall be reduced by an amount per share equal to any dividends or distributions declared and payable by the Company on the Initial Shares but not payable on such Option Shares. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part at any time on or before the 30th day after the date hereof upon notice by the Representatives to the Company setting forth the number of Option Shares as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Shares. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option. If the option is exercised as to all or any portion of the Option Shares, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Shares then being purchased which the number of Initial Shares set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Shares, subject in each case to such adjustments as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares.

(c)           Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Shares shall be made at the offices of Holland & Knight LLP, 800 17th Street N.W., Suite 1100, Washington, District of Columbia 20006, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 a.m. (Eastern time) on September 27, 2022 (unless postponed in accordance with the provisions of Section 10), or such other time not later than 10 business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called “Closing Time”).

In addition, in the event that any or all of the Option Shares are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Shares shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each Date of Delivery as specified in the notice from the Representatives to the Company.

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Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Shares and the Option Shares, if any, which it has agreed to purchase. PSC, Morgan Stanley and UBS, individually and not as Representatives of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Shares or the Option Shares, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

(d)           Denominations; Registration. Certificates for the Initial Shares and the Option Shares, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial Shares and the Option Shares, if any, will be made available for examination by the Representatives not later than 10:00 a.m. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

SECTION 3.           Covenants of the Company. The Company covenants with each Underwriter as follows:

(a)           Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A of the 1933 Act Regulations or Rule 430B, as applicable, and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any amendment or supplement to the General Disclosure Package or the Prospectus or any amended Prospectus shall have been used or filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the General Disclosure Package or the Prospectus, including any document incorporated by reference therein, or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any notice of objection to use the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) of the 1933 Act Regulations or of the issuance of any order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will promptly effect the filings necessary pursuant to Rule 424(b) in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order described in clause (iv) above and, if any such stop order, prevention or suspension is issued, to obtain the lifting thereof at the earliest possible moment.

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(b)           Filing of Amendments. The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), or any amendment, supplement or revision to either any preliminary prospectus (including the prospectus included in the Registration Statement at the time it became effective) or to the Prospectus or supplement to the General Disclosure Package, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

(c)           Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, as many signed copies as the Underwriters may reasonably request of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith) and as many signed copies as the Underwriters may reasonably request of all consents and certificates of experts, and will also deliver to the Representatives, without charge, as many conformed copies as the Underwriters may reasonably request of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)           Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

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(e)           Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement, the Deposit Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement any preliminary prospectus or the Prospectus in order that such preliminary prospectus or Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement any preliminary prospectus or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or any preliminary prospectus or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. If at any time following issuance of an Issuer-Represented Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer-Represented Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or contained or would contain an untrue statement of a material fact required to be stated therein or necessary to make the statements therein not misleading, the Company has promptly notified or will promptly notify the Representatives and has promptly amended or will promptly amend or supplement, at its own expense, such Issuer-Represented Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. If at any time following issuance of an Issuer-Represented Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer-Represented Free Writing Prospectus conflicted or would conflict with the information contained in the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company has promptly notified or will promptly notify the Representatives and has promptly amended or will promptly amend or supplement, at its own expense, such Issuer-Represented Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(f)            Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement. The Company will also supply the Underwriters with such information as is necessary for the determination of the legality of the Securities for investment under the laws of such jurisdiction as the Underwriters may request.

(g)           Rule 158. The Company will timely file such reports pursuant to the 1934 Act and 1934 Act Regulations as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

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(h)           Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under “Use of Proceeds.”

(i)            Listing. The Company will use its best efforts to effect and maintain the listing of the Securities on Nasdaq and will file with Nasdaq all documents and notices required by Nasdaq of companies that have securities that are traded in the over-the-counter market and quotations for which are reported by the Nasdaq.

(j)            Restriction on Sale of Securities. During a period of 30 days from the date of the Prospectus, the Company will not, without the prior written consent of the Representatives, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of the Securities or any securities that are substantially similar to the Securities, whether owned as of the date hereof or hereafter acquired or with respect to which the Company has or hereafter acquires the power of disposition or files or caused to be filed any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Securities or such other securities, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of any Securities or such other securities, in cash or otherwise. The foregoing sentence shall not apply to the Securities to be sold hereunder.

(k)            Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by, and each such document will meet the requirements of, the 1934 Act and the 1934 Act Regulations.

(l)            Directed Share Program. The Company will comply with all applicable securities and other laws, rules and regulations in each jurisdiction in which the Reserved Securities are offered in connection with the Directed Share Program.

(m)           Issuer Free Writing Prospectus. The Company represents and agrees that, unless it obtains the prior consent of the Representatives, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Representatives and the Company is hereinafter referred to as an “Issuer Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Issuer Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Issuer Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. The Company represents that it has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show. The Company will prepare a final term sheet (the “Final Term Sheet”) substantially in the form attached as Schedule B hereto, containing the final terms of the Securities and their offering, which Final Term Sheet shall be approved by the Underwriters before it is first used, and the Company acknowledges that the Final Term Sheet is an Issuer Permitted Free Writing Prospectus and will comply with its related obligations set forth in this Section. The Company will furnish to each Underwriter, without charge, copies of the Final Term Sheet promptly upon its completion.

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(n)           Registration Rights, Preemptive Rights and Other Rights. The Company agrees that it shall not release any party from a waiver of registration rights, or from a waiver of any preemptive rights, rights of first refusal or other similar rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its Subsidiaries, during the 30-day restricted period referred to in Section 3(j) hereof.

(o)           Emerging Growth Company. The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of Securities within the meaning of the 1933 Act and (ii) completion of the 30-day restricted period referred to in Section 3(j) hereof.

(p)           Filing of Designation of Rights and Privileges. The Company shall file, prior to the Closing Time, the Designation with the Secretary of State of Indiana.

(q)           DTC. The Company will cooperate with the Underwriters and use its best efforts to permit the Securities to be eligible for clearance, settlement and trading in book-entry-only form through the facilities of The Depository Trust Company (“DTC”).

SECTION 4.           Payment of Expenses.

(a)           Expenses. The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, the Deposit Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation and filing of the Designation for the Securities with the Secretary of State of the State of Indiana and the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the fees and expenses of making the Securities eligible for clearance, settlement and trading through the facilities of DTC, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, each Issuer-Represented Free Writing Prospectus and the Prospectus and any amendments or supplements thereto (including any costs associated with electronic delivery of these materials by the Underwriters to investors), (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) any stock or transfer taxes and stamp or similar duties and the fees and expenses of any transfer agent or registrar for the Securities, (ix) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations or road show, travel and lodging expenses of the representatives and officers of the Company and any such consultants, (x) the fees and expenses incurred in connection with the listing of the Securities on Nasdaq, (xi) all costs, expenses, fees and disbursements incurred or made in connection with matters related to the Reserved Securities which are designated by the Company for sale to the Invitees, (xii) the fees and expenses of the Underwriters (including fees and disbursements of the counsel for the Underwriters and marketing, syndication and travel expenses and any expenses related to an investor presentation and/or roadshow that are incurred by the Underwriters), provided that payment or reimbursement by the Company of such fees and expenses shall not exceed $150,000, and (xiii) all other costs and expenses of the Company incident to the performance of its obligations hereunder or under the Deposit Agreement which are not otherwise specifically provided for in this section.

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(b)           Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5, Section 9(a) or Section 11 hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5.           Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any Subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder and under the Deposit Agreement, and to the following further conditions:

(a)           Effectiveness of Registration Statement. The Registration Statement was filed by the Company with the Commission not earlier than three years prior to the date hereof and was declared effective by the Commission. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto shall have been issued under the 1933 Act, no notice of objection to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) has been received by the Company, no order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto has been issued, and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. Each preliminary prospectus, each Issuer-Represented Free Writing Prospectus and the Prospectus have been filed with the Commission as required by Rule 424(b) (without reliance on Rule 424(b)(8)) and Rule 433, as applicable, within the time period and in compliance with, the 1933 Act Regulations.

(b)           Opinion of Counsel for Company. At the Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Krieg DeVault LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit A hereto and to such further effect as counsel to the Underwriters may reasonably request, each in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters.

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(c)           Opinion of Counsel for Underwriters. At the Closing Time, the Representatives shall have received the opinion, dated as of Closing Time, of Holland & Knight LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, in form and substance satisfactory to the Underwriters.

(d)           Officers’ Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus as of the execution of this Agreement or the Applicable Time, any Material Adverse Effect, and the Representatives shall have received a certificate of the President or the Chief Executive Officer of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such Material Adverse Effect, (ii) the representations and warranties in Sections 1(a) and 1(b) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) the conditions specified in Sections 5(a), (g), (i), (n) and (o) hereof have been satisfied.

(e)           Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from FORVIS, LLP a letter dated the date hereof, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and General Disclosure Package.

(f)            Bring-down Comfort Letter. At the Closing Time, the Company shall have filed a Registration Statement on Form 8-A with the Commission pursuant to Section 12(b) of the 1934 Act and the Representatives shall have received from FORVIS, LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time with respect to the financial statements and certain financial information contained in the Prospectus.

(g)            Approval of Listing. At the Closing Time, the Depositary Shares shall have been approved for listing on Nasdaq under the symbol “MBINM,” subject only to official notice of issuance and upon consummation of the offering contemplated hereby the Company will be in compliance with the designation and maintenance criteria applicable to Nasdaq issues.

(h)           FINRA Compliance. The Securities qualifies for the exemption from filing in FINRA Rule 5110(h)(1)(A) for non-convertible preferred securities rated by a nationally recognized statistical rating organization in one of its top four generic rating categories.

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(i)            No Downgrade. Since the execution of this Agreement there shall not have been any decrease in or withdrawal of the rating of any debt securities or preferred securities of the Company or any of its Subsidiaries by any “nationally recognized statistical rating organization” (as defined for purposes of Section 3(a)(62) of the 1934 Act) or any notice given of any intended or potential decrease in or withdrawal of any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(j)            Delivery of Prospectus. The Company shall have complied with the provisions hereof with respect to the furnishing of prospectuses, in electronic or printed format, on the New York business day next succeeding the date of this Agreement.

(k)            No Termination Event. On or after the date hereof, there shall not have occurred any of the events, circumstances or occurrences set forth in Section 9(a).

(l)            Rule 462(b) Registration Statement. In the event that a Rule 462(b) Registration Statement is filed in connection with the offering contemplated by this Agreement, such Rule 462(b) Registration Statement shall have been filed with the Commission, in compliance with Rule 462(b), on the date of this Agreement and shall have become effective automatically upon such filing.

(m)           CFO Certificate. At the time of the execution of this Agreement and at the Closing Time, the Representatives shall have received a certificate, dated, respectively, the date hereof and such Closing Time, of the chief financial officer of the Company in form and substance satisfactory to counsel for the Underwriters.

(n)            Filing of the Designation. Prior to Closing Time, the Designation for the Securities shall have been duly filed with the Secretary of State of the State of Indiana and shall be in full force and effect.

(o)           Clearance, Settlement and Trading. Prior to Closing Time, the Securities shall be eligible for clearance, settlement and trading in book-entry-only form through the facilities of DTC.

(p)           Conditions to Purchase of Option Shares.  In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Shares, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company and any Subsidiary of the Company hereunder shall be true and correct as of each Date of Delivery, the conditions set forth in Sections 5(a), (h) and (i) hereof shall be satisfied at each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

(i)            Officers’ Certificate.  A certificate, dated such Date of Delivery, of the President or the Chief Executive Officer of the Company and of the chief financial or chief accounting officer of the Company confirming that statements in the certificate delivered at the Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.

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(ii)            Opinion of Counsel for Company.  The favorable opinion of Krieg DeVault LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Shares to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

(iii)           Opinion of Counsel for Underwriters.  The favorable opinion of Holland & Knight LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Shares to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(iv)           Bring-down Comfort Letter.  A letter from FORVIS, LLP in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(f) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three days prior to such Date of Delivery.

(v)            No Termination Event.  There shall not have occurred prior to the Date of Delivery any of the events, circumstances or occurrences set forth in Section 9(a).

(vi)           CFO Certificate.  A certificate, dated such Date of Delivery, of the chief financial officer of the Company substantially in the same form and substance as the certificate furnished to the Representative pursuant to Section 5(m) hereof.

(q)            Additional Documents. At the Closing Time and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained, or other such documents, certificates and opinions as may reasonably be requested, including without limitation certificates of good standings or existence, as applicable, for each of the Company and its Subsidiaries, including the Bank; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(r)            Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Shares on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Shares, may be terminated by the Representatives by written notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8, 9, 16, 17 and 18 shall survive any such termination and remain in full force and effect.

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SECTION 6.            Indemnification.

(a)            Indemnification of Underwriters. The Company and the Bank, jointly and severally, agree to indemnify and hold harmless each Underwriter, its affiliates (as such term is defined in Rule 501(b) under the 1933 Act) (“Affiliates”), its and its Affiliates’ respective selling agents, partners, directors, officers and employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act to the extent and in the manner set forth in clauses (i), (ii), (iii) and (iv) below as follows:

(i)            against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer-Represented Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)            against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of (A) the violation of any applicable laws or regulations of foreign jurisdictions where Reserved Securities have been offered and (B) any untrue statement or alleged untrue statement of a material fact included in the supplement or prospectus wrapper material distributed in each foreign jurisdiction in which the Reserved Securities are offered in connection with the reservation and sale of the Reserved Securities to Invitees or the omission or alleged omission therefrom of a material fact necessary to make the statements therein, when considered in conjunction with any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), not misleading;

(iii)           against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission or in connection with any violations of the nature referred to in Section 6(a)(ii)(A) hereof; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

(iv)           against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by or before any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i), (ii) or (iii) above; provided, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the Underwriter Information. Notwithstanding the foregoing, the indemnification provided for in this Section 6 and the contribution provided for in Section 7 below shall not apply to the Bank to the extent that such indemnification or contribution, as the case may be, by the Bank is found in a final judgment by a court of competent jurisdiction to constitute a covered transaction under Section 23A of the Federal Reserve Act.

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The obligations of the Company and the Bank under this Section 6 and Section 7 below shall be in addition to any liability which the Company or the Bank may otherwise have and shall extend, upon the same terms and conditions, to each Underwriter, its Affiliates, its and its Affiliates’ respective selling agents, partners, directors, officers and employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act; and the several obligations of the Underwriters under this Section 6 and Section 7 below shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company), each officer of the Company who signs the Registration Statement and to each person, if any, who controls the Company or the Bank, as the case may be, within the meaning of the 1933 Act.

(b)            Indemnification of Company, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in Section 6(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430B Information, any preliminary prospectus, any Issuer-Represented Free Writing Prospectus, or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(c)            Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by or before any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

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(d)            Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(iii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e)            Indemnification for Reserved Securities. In connection with the offer and sale of the Reserved Securities, the Company and the Bank, jointly and severally, agree to indemnify and hold harmless each Underwriter, its Affiliates, its and its Affiliates’ respective selling agents, partners, directors, officers and employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, from and against any and all losses, liabilities, claims, damages and expenses (including, without limitation, any legal or other expenses reasonably incurred in connection with defending, investigating, or settling any such action or claim) as incurred by them (i) caused by the failure of any Invitee to pay for and accept delivery of Reserved Securities which have been orally confirmed by the end of the first business day following the date of this Agreement or (ii) related to, or arising out of or in connection with, the offering of the Reserved Securities.

SECTION 7.            Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discount and commissions received by the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

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The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total discounts, fees and commissions received by it exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates, its and its Affiliates’ respective selling agents, partners, directors, officers and employees shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The obligations of the Company and the Bank in this Section 7 to contribute are joint and several. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Shares set forth opposite their respective names in Schedule A hereto and not joint.

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SECTION 8.           Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its Subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any (i) investigation made by or on behalf of any Underwriter, its Affiliates, its and its Affiliates’ respective selling agents, partners, directors, officers and employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, or by or on behalf of the Company, and (ii) delivery of and payment for the Securities.

SECTION 9.           Termination of Underwriting Agreement.

(a)            Termination; General. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, in the judgment of the Representatives, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any Material Adverse Effect or if the Underwriters decline to purchase the Securities for any reason permitted under this Agreement, (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis, including a widespread outbreak of epidemic illnesses (including the novel coronavirus (COVID-19), to the extent that there is a material worsening of such outbreak that actually occurs after the date hereof in the markets in which the Company operates), or any change or development involving a prospective change in national or international political, financial or economic conditions, including without limitation as a result of terrorist activities, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or Nasdaq, or if trading generally on the New York Stock Exchange or on Nasdaq has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, FINRA or any other governmental authority, (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear Systems in Europe, or (v) if a banking moratorium has been declared by either federal, Indiana or Illinois authorities.

(b)            Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, 9, 16, 17 and 18 shall survive such termination and remain in full force and effect.

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SECTION 10.         Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(a)            if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(b)            if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, or with respect to any Date of Delivery which occurs after the Closing Time, this Agreement and the obligation of the Underwriters to purchase and of the Company to sell the Initial Shares or the Option Shares to be purchased and sold on such date or on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Shares, as the case may be, either (i) the Representatives or (ii) the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, General Disclosure Package or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11.         Default by the Company. If the Company shall fail at the Closing Time or at the Date of Delivery to sell and deliver the number of Securities that it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any nondefaulting party, provided that the provisions of Sections 1, 6, 7, 8, 9, 16, 17 and 18 shall remain in full force and effect. No action taken pursuant to this Section shall relieve the Company or the Bank from liability, if any, in respect of such default.

SECTION 12.         Covenant of the Underwriters. Each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission.

SECTION 13.         Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to Piper Sandler & Co., 1251 Avenue of the Americas, 6th Floor, New York, New York 10020, attention of the General Counsel, Morgan Stanley & Co. LLC at 1585 Broadway, New York, New York 10036, Attention: Investment Banking Division, and UBS Securities LLC at 1285 Avenue of the Americas, New York, New York 10019, Attention: Fixed Income Syndicate, and notices to the Company shall be directed to it at 410 Monon Boulevard, 4th Floor, Carmel, Indiana 46032, Attention of Terry A. Oznick, Esq.

34

SECTION 14.          Parties. This Underwriting Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company, the Bank and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company, the Bank and their respective successors and the controlling persons, officers and directors and other persons or entities referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Underwriting Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company, the Bank and their respective successors, and said controlling persons, officers and directors and other persons or entities and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 15.         No Fiduciaries. The Company and the Bank, severally and not jointly, acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (ii) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, the Bank, or their respective shareholders, creditors, employees or any other third party, (iii) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company or the Bank with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or the Bank on other matters) and no Underwriter has any obligation to the Company or the Bank with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (iv) the Underwriters and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company or the Bank, and (v) the Underwriters have not provided any legal, accounting, financial, regulatory or tax advice with respect to the offering contemplated hereby and the Company and the Bank have consulted their own legal, accounting, financial, regulatory and tax advisors to the extent they deemed appropriate.

SECTION 16.         Trial by Jury. Each of the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and Affiliates) and the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 17.         GOVERNING LAW. THIS UNDERWRITING AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

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SECTION 18.         CONSENT TO JURISDICTION. Each of the parties hereto agrees that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any Specified Court, as to which such jurisdiction is non-exclusive) of the Specified Courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or proceeding brought in any Specified Court. Each of the parties hereto irrevocably and unconditionally waives any objection to the laying of venue of any suit, action or proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any such suit, action or proceeding brought in any Specified Court has been brought in an inconvenient forum.

SECTION 19.         TIME. TIME SHALL BE OF THE ESSENCE OF THIS UNDERWRITING AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 20.         General Provisions. This Underwriting Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Underwriting Agreement may be executed in two or more counterparts, each one of which shall be an original, but all of which together shall constitute one and the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile or other electronic means shall constitute effective execution and delivery of this Agreement by the parties hereto and may be used in lieu of the original signature pages to this Agreement for all purposes. This Underwriting Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The headings herein are for convenience only and shall not affect the construction hereof.

SECTION 21.         Recognition of the U.S. Special Resolution Regimes.

(a)            In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)            In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

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For purposes of this Section 22, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

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If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, and upon the acceptance hereof by the Representatives, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and the Bank. It is understood that the Representatives' acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the Representatives' part as to the authority of the signers thereof.

Very truly yours,

MERCHANTS BANCORP

By:	/s/ Michael J. Dunlap
	Name:	Michael J. Dunlap
	Title:	President

MERCHANTS BANK OF INDIANA

By:	/s/ Michael J. Dunlap
	Name:	Michael J. Dunlap
	Title:	Chief Executive Officer

[Signature Page to the Underwriting Agreement]

CONFIRMED AND ACCEPTED,

as of the date first above written:

PIPER SANDLER & CO.

as Representative of the Underwriters

By:	/s/ Christopher S. Hooper
	Name:	Christopher S. Hooper
	Title:	Managing Director

MORGAN STANLEY & CO. LLC

as Representative of the Underwriters

By:	/s/ Hector Vazquez
	Name:	Hector Vazquez
	Title:	Executive Director

UBS SECURITIES LLC

as Representative of the Underwriters

By:	/s/ John Sciales
	Name:	John Sciales
	Title:	Associate Director

By:	/s/ Jay Anderson
	Name:	Jay Anderson
	Title:	Managing Director

[Signature Page to the Underwriting Agreement]

SCHEDULE A

The initial public offering price per share for the Depositary Shares, determined as provided in said Section 2, shall be $25.00.

The purchase price per share for the Initial Shares to be paid by the several Underwriters shall be $24.2486, reflecting an Underwriting discount of $0.4375 per share paid on shares sold to directed share program participants, $0.6250 per share paid on shares sold to institutional investors, and $0.7875 per share paid on shares sold to other retail investors.

The purchase price per share for the Option Shares to be paid by the several Underwriters shall be $24.2125, reflecting an Underwriting discount of $0.7875 per share.

Name of Underwriter	Number of Initial Shares
Piper Sandler & Co.	1,733,334
Morgan Stanley & Co. LLC	1,733,333
UBS Securities LLC	1,733,333
Total	5,200,000

Schedule A - 1

SCHEDULE B

Issuer-Represented General Free Writing Prospectus

Final Term Sheet, filed on September 22, 2022 with the Commission

Preferred Stock Offering Investor Presentation, filed on September 22, 2022 with the Commission

Schedule B - 1

Free Writing Prospectus

Filed pursuant to Rule 433

Registration No. 333-266672

September 22, 2022

5,200,000 Depositary Shares, Each Representing a 1/40th Interest in a Share of

8.25% Fixed-Rate Reset Series D Non-Cumulative Perpetual Preferred Stock

Term Sheet

Issuer:	Merchants Bancorp (the “Company”)

Security[1]:	Depositary shares (“Depositary Shares”), each representing a 1/40th interest in a share of the Company’s 8.25% Fixed-Rate Reset Series D Non-Cumulative Perpetual Preferred Stock, without par value (“Series D preferred stock”)

Aggregate Liquidation Amount:	$130,000,000 (5,200,000 Depositary Shares)

Overallotment Option:

The company has granted underwriters an option to purchase up to an additional 780,000 depositary shares within 30 days after the date of this prospectus supplement at the public offering price, less underwriting discounts and commissions.

Securities Rating:

Ba3 by Moody’s Investor Service

A rating is not a recommendation to buy, sell or hold securities. Ratings may be subject to revision or withdrawal at any time by the assigning rating organization. Each rating should be evaluated independently of any other rating.

Liquidation Preference:	$1,000 per share of Series D preferred stock (equivalent to $25 per depositary share)

First Reset Date:	October 1, 2027

Reset Date:	The First Reset Date and each date falling on the fifth anniversary of the preceding Reset Date.

Reset Period:

The period from, and including, the First Reset Date to, but excluding, the next following Reset Date and thereafter each period from, and including, each Reset Date to, but excluding, the next following Reset Date.

Dividend Payment Dates:	If declared, dividends will accrue and be payable, quarterly in arrears, on January 1, April 1, July 1, and October 1 of each year, commencing on January 1, 2023.

1        Neither the Depositary Shares nor the Series D preferred stock is a savings account, deposit or other obligation of any of the Company’s bank or non-bank subsidiaries, and neither is insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

Schedule B - 2

Dividend Rate (Non-cumulative):	If declared, dividends will accrue and be payable, quarterly in arrears, (i) from and including the date of original issuance to, but excluding October 1, 2027 (the “First Reset Date”) or the date of earlier redemption, at a rate of 8.25% per annum, on January 1, April 1, July 1, and October 1 of each year, commencing on January 1, 2023, and (ii) from and including the First Reset Date, during each reset period, at a rate per annum equal to the five-year treasury rate as of the most recent reset dividend determination date plus 4.34%, on January 1, April 1, July 1, and October 1 of each year, beginning on January 1, 2028, except in each case where such day is not a business day.

Day Count Convention	360-day year of twelve 30-day months. Dividends payable on or after October 1, 2027, will be computed based on the actual number of days in a Dividend Period and a 360-day year.

Term:	Perpetual

Trade Date:	September 22, 2022

Settlement Date:	September 27, 2022 (T + 3)

Optional Redemption:	The Company may redeem the Series D preferred stock at our option, subject to regulatory approval, at a redemption price equal to $1,000 per share (equivalent to $25 per depositary share), plus any declared and unpaid dividends (without regard to any undeclared dividends) to, but excluding, the redemption date, (i) in whole or in part, from time to time, on any Dividend Payment Date on or after October 1, 2027 or (ii) in whole, but not in part, at any time within 90 days following a Regulatory Capital Treatment Event. If the company redeems the Series D preferred stock, the depository shall redeem a proportionate number of depositary shares.

Public Offering Price:	$25 per Depositary Share (equivalent to $1,000 per share of Series D preferred stock)

Underwriting Discount and Commission:	$0.7514 per share, reflecting $0.4375 per share paid on shares sold to directed share program participants, $0.6250 per share paid on shares sold to institutional investors, and $0.7875 per share paid on shares sold to other retail investors

Net Proceeds (before expenses) to the Issuer:	$126,092,522.50

Use of Proceeds:	The Company intends to use the net proceeds of this offering of depositary shares for general corporate purposes including to support balance sheet growth of Merchants Bank.

Joint Book-Running Managers:	Piper Sandler & Co. Morgan Stanley & Co. LLC UBS Securities LLC

Depositary:	Computershare Trust Company, N.A. will be the transfer agent and registrar for the Series D preferred stock and the depositary shares, and Computershare Inc. and Computershare Trust Company, N.A., acting together, will be the depository.

Schedule B - 3

Listing:

The company has filed an application to list the depositary shares on the Nasdaq Capital Market (“Nasdaq”) under the symbol “MBINM”. If the application is approved, trading of the depositary shares on Nasdaq is expected to begin within 30 days after the date of initial issuance of the depositary shares.

CUSIP/ISIN for the Depositary Shares:	58844R 884 / US58844R8842

The Depositary Shares are not deposits or other obligations of a bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

We expect that delivery of the Depositary Shares will be made against payment for the Depositary Shares on or about the Settlement Date indicated above, which will be the third business day following the trade date of September 22, 2022 (this settlement cycle being referred to as “T+3”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally will be required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Depositary Shares on any date prior to the first business day preceding the Settlement Date will be required, by virtue of the fact that the shares will initially settle in three business days (T+3), to specify alternative settlement arrangements to prevent a failed settlement and should consult their own investment advisor.

The Company has filed a “shelf” registration statement (File No. 333-266672) (including a base prospectus (the “Base Prospectus”) on August 8, 2022 and the related Preliminary Prospectus Supplement on September 22, 2022 with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the Base Prospectus, the Preliminary Prospectus Supplement and other documents the Company has filed with the SEC for more complete information about the Company and this offering. You may obtain these documents for free by visiting EDGAR on the SEC’s website at www.sec.gov. Alternatively, the Company, any underwriter or any dealer participating in the offering will arrange to send you the Base Prospectus and the related Preliminary Prospectus Supplement if you request it by emailing Piper Sandler & Co. at fsg-dcm@psc.com, or by calling Morgan Stanley & Co. LLC toll-free at 1-866-718-1649, or UBS Securities LLC toll-free at 1-888-827-7275.

This pricing term sheet is qualified in its entirety by reference to the Preliminary Prospectus Supplement. The information in this pricing term sheet supplements the Preliminary Prospectus Supplement and supersedes the information in the Preliminary Prospectus Supplement to the extent it is inconsistent with the information in the Preliminary Prospectus Supplement. Other information (including other financial information) presented in the Preliminary Prospectus Supplement is deemed to have changed to the extent affected by the information contained herein. Capitalized terms used in this pricing term sheet but not defined have the meanings given them in the Preliminary Prospectus Supplement.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

Schedule B - 4

Preferred Stock Offering Investor Presentation September 2022 1

Schedule B - 5

Disclaimers Merchants Bancorp (the “Company” or the “Holding Company”) is conducting an offering of depositary shares of the Company’s Fixed Rate Reset Series D Non - Cumulative Perpetual Preferred Stock . This presentation may contain “forward - looking statements” within the meaning of meaning of Section 27 A of the Securities Act, Section 21 E of the Securities Exchange Act of 1934 , as amended, and the U . S . Private Securities Litigation Reform Act of 1995 . These forward - looking statements reflect management's current views with respect to, among other things, future events and our financial performance . These statements are often, but not always, made through the use of words or phrases such as “may,” “might,” “should,” “could,” “predict,” “potential,” “believe,” “expect,” “continue,” “will,” “will likely result,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “goal,” “target,” “outlook,” “aim,” “annualized,” “would” and “outlook,” or the negative version of those words or other comparable words or phrases of a future or forward - looking nature . These forward - looking statements are not historical facts, and are based on current expectations, estimates and projections about the Company's industry, management's beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control . Accordingly, we caution you that any such forward - looking statements are not guarantees of future performance and are subject to risks, assumptions, estimates and uncertainties that are difficult to predict . Although we believe that the expectations reflected in these forward - looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward - looking statements . Forward - looking statements speak only as of the date they are made and are inherently subject to uncertainties and changes in circumstances, including those described under the heading “Risk Factors” in the Company’s latest Annual Report on Form 10 - K, filed with the Securities and Exchange Commission (“SEC”) . Forward - looking statements are not guarantees of future performance and should not be relied upon as representing management’s views as of any subsequent date . The Company undertakes no obligation to update forward - looking statements, whether as a result of new information, future events or otherwise, except as may be required by law . This presentation is not an offer to sell securities, nor is it a solicitation of an offer to buy securities in any locality, state, country or other jurisdiction where such distribution, publication, availability or use would be contrary to law or regulation or which would require any registration or licensing within such jurisdiction . Neither the SEC nor any other regulatory body has approved or disapproved of the securities of the Company or passed upon the accuracy or adequacy of this presentation . Any representation to the contrary is a criminal offense . Except as otherwise indicated, this presentation speaks as of the date hereof . The delivery of this presentation shall not, under any circumstances, create any implication there has been no change in the affairs of the Company after the date hereof . This presentation includes industry and market data that we obtained from periodic industry publications, third - party studies and surveys . Although we believe this industry and market data is reliable as of the date of this presentation, this information could prove to be inaccurate . Industry and market data could be inaccurate because of the method by which sources obtained their data and because information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties . In addition, we do not know all of the assumptions regarding general economic conditions or growth that were used in preparing the forecasts from the sources relied upon or cited herein . This presentation contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”) . Management uses these “non - GAAP” measures in its analysis of our performance . Management believes that these non - GAAP financial measures allow for better comparability with prior periods, as well as with peers in the industry who provide a similar presentation, and provide a further understanding of our ongoing operations . These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non - GAAP performance measures that may be presented by other companies . A reconciliation of the non - GAAP measures used in this presentation to the most directly comparable GAAP measures is provided in the Appendix to this presentation . The Company has filed a registration statement (including a prospectus) and a preliminary prospectus (which is subject to completion) with the SEC for the offering of shares of Preferred Stock to which this communication relates . Before you invest in the shares of Preferred Stock, you should read the prospectus in that registration statement, the preliminary prospectus supplement, the final prospectus supplement (when available) and the other documents the Company has filed with the SEC for more complete information about the Company and the offering of shares of Preferred Stock . You may get these documents for free by visiting the SEC web site at www . sec . gov . Alternatively, you may obtain a copy of the prospectus and preliminary prospectus supplement by contacting : Piper Sandler Companies, L . P . , Attn : Syndicate, 1251 Avenue of the Americas, 6 th Floor, New York, NY 10020 , Tel : 1 - 866 - 805 - 4128 , Email : fsgsyndicate@psc . com , UBS Securities LLC toll - free at 1 - 888 - 827 - 7275 , or Morgan Stanley & Co . LLC toll - free at 1 - 866 - 718 - 1649 2

Schedule B - 6

Terms of Perpetual Preferred Equity Offering Issuer Merchants Bancorp Security Series D Non-Cumulative Perpetual Preferred Stock (Depositary shares 1/40) Ticker MBINM Issuance Type SEC Registered Offering Size $100 Million Security Rating Ba3 from Moody's Investors Service Structure/Maturity Fixed-Rate Reset / Perpetual Dividend Payments Dividends will accrue and be payable, quarterly in arrears, (i) from and including the date of original issuance to, but excluding October 1, 2027 (the “First Reset Date”) or the date of earlier redemption, at a rate of % per annum, on January 1, April 1, July 1, and October 1 of each year, commencing on January 1, 2023, and (ii) from and including the First Reset Date, during each reset period, at a rate per annum equal to the [five-year treasury rate] as of the most recent reset dividend determination date plus %, on January 1, April 1, July 1, and October 1 of each year, beginning on the First Reset Date, except in each case where such day is not a business day. Optional Redemption The issuer may redeem the Series D preferred stock at our option, subject to regulatory approval, at a redemption price equal to $1,000 per share (equivalent to $25 per depositary share), plus any declared and unpaid dividends (without regard to any undeclared dividends) to, but excluding, the redemption date, (i) in whole or in part, from time to time, on any Dividend Payment Date (as defined herein) on or after October 1, 2027 or (ii) in whole, but not in part, at any time within 90 days following a Regulatory Capital Treatment Event (as defined herein). Use of Proceeds Merchants Bancorp intends to use the net proceeds from this offering for general corporate purposes, including to support balance sheet growth of Merchants Bank. Joint Underwriters 3

Schedule B - 7

Key Highlights

High-Performing, Well-Diversified Bank with Strong Asset Quality & Capital Position

1 Company Overview	✓ **Merchants operates a unique business model that consists of well-diversified revenue streams and strong positioning through any economic or interest rate cycle** ✓ Three principal business lines of Multi-Family Mortgage Banking, Mortgage Warehousing, and Banking offer superior return profile ✓ Well-positioned to benefit in various interest rate scenarios ✓ Complementary business lines provide referral, operating, and funding synergies
2 Financial Summary	✓ **Robust return profile within the top of the industry, resulting in strong levels of capital generation. Merchants has grown in a balanced manner over time** ✓ Continued revenue diversification is expected to reduce earnings volatility over time ✓ Low risk, quickly turning assets, combined with an efficient cost structure have resulted in better than industry financial performance and liquidity
3 Loan Portfolio & Asset Quality	✓ **Diversified loan portfolio with pristine asset quality. Net charge-offs of ~0.0% of average loans for 2022** ✓ Minimal direct exposure to consumer, commercial and other small businesses likely to be negatively impacted by the COVID-19 pandemic ✓ Approximately 96% of Merchants Bank's loans reprice in 30 days or less
4 Deposits & Funding	✓ **Access to multiple and differentiated sources of funding** ✓ Including traditional branch-based retail deposits, custodial escrow deposits, brokered deposits, online deposits, Federal Home Loan Bank borrowings, and Federal Reserve Discount Window
5 Capital Summary	✓ **Expanded capital base has allowed the Company to execute on multiple growth and balance sheet strategies** ✓ Merchants operates with simple capital structure and has managed capital levels within CBLR framework, but expects to shift to RWA in 3Q2022
6 Management & Governance	✓ **Experienced management team with extensive knowledge** ✓ Long-tenured management team with strong industry experience

4

Experienced Executive Management 5 Strong Industry Experience Michael Petrie Chairman 43 Years in Industry 32 Years with Company Randall Rogers Vice Chairman 52 Years in Industry 32 Years with Company Michael Dunlap President & CEO 30 Years in Industry 13 Years with Company Scott Evans Market President & COO 33 Years in Industry 18 Years with Company Susan Dehner Kucer President, Indianapolis Market 39 Years in Industry 6 Years with Company Jerry Koors President, Merchants Mortgage 27 Years in Industry 9 Years with Company Martin Schroeter President, Warehouse Lending 35 Years in Industry 3 Years with Company John Macke Executive Vice President, CFO 30 Years in Industry 5 Years with Company Robert Burtner SVP, Chief Credit Officer 10 Years in Industry 3 Years with Company Kevin Langford SVP, Chief Administration Officer 31 Years in Industry 5 Years with Company Terry Oznick SVP, General Counsel 12 Years in Industry 7 Years with Company Cheryl Likens SVP, Chief Risk Officer 25 Years in Industry 1 Year with Company Vickie Vandivier VP, Investment Officer 36 Years in Industry 19 Years with Company Michael R. Dury President and CEO, Merchants Capital 15 Years in Industry 15 Years with Company

Schedule B - 9

Overview of Merchants Bancorp (MBIN) Overview of Merchants Summary of Merchants 1 • Merchants Bancorp (MBIN) is a diversified bank holding company headquartered in Carmel, IN o $11.1B in assets o $8.3B in deposits • Loan and deposit operations are conducted throughout the Country • Operates 10 traditional bank branches in Indiana and Illinois • Key business lines include: o Multi - family housing and healthcare facility financing o Mortgage warehouse financing o Retail and correspondent residential mortgage banking o Agricultural lending o SBA and traditional community banking Assets ($B) $11.1 Headquarters Carmel, IN Stock Price ($) $28.52 Market Value ($MM) $1.2B Price / TBV (x) 1.45x Price / 2022E EPS (x) 2 6.0x Dividend Yield (%) 1.0% Source: S&P Capital IQ Pro , Capital IQ Note: Financial data as of June 30, 2022 1) Market data as of August 15, 2022 2) Based on average core earnings estimates of $4.72 6

Schedule B - 10

Financial Highlights

Strong Financial Performance

(Dollars in millions)	At or For the:		
	Six Months Ended June 30, 2021	Year Ended December 31, 2021	Six Months Ended June 30, 2022
Balance Sheet			
Total Assets	$9,882	$11,279	$11,086
Cash and Securities [1]	$1,256	$1,948	$961
Total Loans, net [2]	$8,400	$9,055	$9,792
Total Deposits	$8,040	$8,983	$8,300
Total Equity	$1,059	$1,155	$1,229
Tangible Equity / Tangible Assets [3]	10.56%	10.10%	10.94%
Credit Quality			
Nonperforming Loans / Loans Held for Investment	0.05%	0.01%	0.07%
Allowance / Loans Held for Investment	0.52%	0.54%	0.53%
Net Charge-offs (Recoveries) / Avg. Total Loans	0.00%	0.01%	0.01%
Performance Metrics			
Net Income Per Common Share	$2.40	$4.76	$2.14
ROAA	2.32%	2.23%	2.06%
ROATCE [3]	32.72%	30.10%	22.72%
Noninterest Income / Net Revenue	36.25%	36.56%	36.36%
Efficiency Ratio [3]	27.33%	28.80%	30.25%
Net Interest Margin	2.87%	2.79%	2.82%
Yield on Total Loans [2]	3.56%	3.45%	3.82%
Cost of Deposits	0.32%	0.34%	0.58%
CBLR - Leverage Ratio (Consolidated)	10.9%	10.4%	12.4%

Source: S&P Capital IQ Pro, Capital IQ

1) Cash and Securities includes cash and cash equivalents, available for sale securities, securities purchased under agreements to resell, FHLB stock and mortgage loans in the process of securitization
2) Total loans include loans held for investment and loans held for sale for the YTD period indicated.
3) These are non-GAAP measures. See “Reconciliation of Non-GAAP Measures” in the Appendix

7

Recent Company Awards / Accolades 8 Merchants Has Received Strong Industry Recognition 2022 Top 25 U.S. Banks Ranking Banking. #12 Best Performing Bank. Ranked on 5 metrics including: ROAA, ROAE, asset quality, capital adequacy, and total shareholder returns RANKED THE #1 BEST PERFORMING PUBLIC BANK OF 2021 BY S&P GLOBAL Merchants was identified as the number 1 performing public bank based on 2021 preprovision EPS change, 2021 or five - year median operating revenue change, 2021 ROATCE, 2021 efficiency ratio, leverage ratio at Dec. 31, 2021, and five - year average NCOs/average loans. 2021 PIPER SANDLER SM - ALL STAR Merchants was identified as a top performing small - cap bank in the country “BEST PLACES TO WORK” RECOGNITION Merchants Bank has proudly been named one of the Best Places to Work in Indiana by the Indiana Chamber of Commerce’s Best Places to Work Program every year since 2016. RAYMOND JAMES COMMUNITY BANKERS CUP For the second year in a row, Merchants Bank was awarded the 2019 Community Bankers Cup, rewarding community banks that build long - term shareholder value

Schedule B - 12

Key Business Lines

Well-Diversified Business Mix

Three principal business lines offer a balanced and diverse revenue stream that lessens earnings volatility through various economic, credit and interest rate cycles:

1	**Multi-Family Mortgage Banking** – *38.3% of net revenues[1] ($161.4M)* – Lender to developers of multi-family residential and healthcare properties specializing in FHA, FNMA, and FHLMC Affordable permanent loan products – Originates bridge loans for Banking segment, securitizations via Freddie Q transactions, or for sales to debt funds
2	**Mortgage Warehousing** – *24.6% of net revenues[1] ($103.7M)* – Warehouse and commercial lender to independent mortgage banks – Service custodial deposit relationships to match fund with loans
3	**Banking** – 36.1% of net revenues[1] ($152.2M) – Traditional community banking in Indiana and Illinois – Holds multi-family loans in portfolio – Merchants Mortgage operates correspondent mortgage banking nationally – Merchants SBA operates in the Midwest and is shifting toward a regional model

1) Net revenues equal to net interest income plus noninterest income, less provision for credit losses for the last twelve months ended June 30, 2022.

9

Multi - Family Mortgage Banking 38.3% Net Revenue Contribution – 2022 x Merchants Capital is engaged in multi - family mortgage banking, specializing in originating and servicing loans for rental housing and healthcare facility financing • Differentiated focus on the affordable and workforce housing niche • Not luxury housing • Nationwide focus x Originate FHA, Fannie Mae, and Freddie Mac Affordable loans that are sold as mortgage - backed securities within approximately 30 days of origination. The loans are sold and servicing rights are retained allowing for gain on sale income plus servicing fees over the life of the loan • Other originations include bridge and construction financing that are referred to the Banking segment, which ultimately converts to permanent agency loans and future gain on sale, or sold • Expanded capital base has allowed for growth of bridge and construction loan portfolio x Because of its focus on credit quality and strict underwriting, since 1990, Merchants has had only one FHA loan claim • Also facilitates strong conversion rate of bridge and construction loans to permanent agency mortgages x Syndicator of low - income housing tax credit and debt funds • Specializes in tax - advantaged affordable housing projects with Section 42 Low - Income Housing Tax Credits (“LIHTC”) and Historic Rehabilitation Tax Credits 10 Merchants Capital is a Differentiated Business Line

Schedule B - 14

Mortgage Warehousing 24.6% of Net Revenue Contribution – 2022 x Merchants Bank saw an opportunity to start its warehouse lending business in 2009 and has grown to fund over $111B in 2020, $78B in 2021, a nd $18.2 billion for the six months ended June 30, 2022 • Nationwide focus x Offer multi - family and single - family warehouse lines of credit, as well as participation agreements at the loan level based off note rate x Lines of credit collateralized by mortgage servicing rights lead to growth opportunities in loans and corporate and custodial deposits x Match - funded with customers’ custodial deposits; supplemented with lines of credit and short - term brokered deposits, based on dollar amounts and timing x Merchants Bank builds credit risk management throughout its warehouse lending process and has had minimal credit losses since inception x Innovative e - Note platform is in operation today at the beginning of industry adoption curve • Allows a fully electronic mortgage to turn quickly and generate higher ROE x Merchants mitigates warehouse risk by only wiring funds to validated closing agents. Merchants takes physical possession of the collateral and sends to an approved investor under a bailee arrangement. The sales proceeds from the investor are sent directly to Merchants and the excess is remitted to the warehouse customer 11 Strong Recent Performance Benefiting from Refinancing Wave

Schedule B - 15

Banking 36.1% of Net Revenue Contribution – 2022 1) MBI - Indianapolis serves the Indianapolis market as a community bank and provides funding arrangements for the multi - family mortgage banking segment. It also generates SBA and C&I loans • Holds loans comprised of multi - family construction and bridge loans referred by Merchants Capital, C&I loans, SBA loans, residential mortgage loans and consumer loans. Participations are used as a source of liquidity. • Expanded lending limit from new capital allows Merchants to compete for larger local clients • Additional capital will allow MBI to retain assets currently sold off in participation agreements • Merchants offers small business lending products 2) MBI - Lynn is located in East Central Indiana and primarily provides agricultural loans within its market area. Low credit risk profile has resulted in less than $25,000 in credit losses in our agricultural loan portfolio since December 31, 2002 • MBI - Lynn is the warehouse lender for Merchants Capital permanent agency loans • FSA guarantee is used to mitigate credit risk on agricultural loans 3) Merchants Mortgage is a full service retail and correspondent single - family mortgage origination and servicing platform that was started in February 2013 • Offers agency eligible and jumbo fixed and hybrid adjustable rate mortgages for purchase or refinancing • All - in - one loans Œ - First lien HELOCS for high quality borrowers - $783M as of June 30, 2022 • Company is an agency approved seller servicer by FNMA, FHLMC, FHA, USDA, and GNMA, as well as an approved seller to the FHLB’s of Indianapolis and Chicago • Staffed for growth and operates in both the Retail and Correspondent mortgage channels • Expanded capital base will allow correspondent channel to grow in coordination with warehouse lending 4) Merchants Bancorp acquired Farmers - Merchants Bank of Illinois (formerly Joy State Bank) on January 1, 2018, and Farmers - Merchants National Bank of Paxton on October 1, 2018 (by merging with and into Joy State Bank). These acquisitions expand the Company’s footprint into Illinois • Operates under a separate charter and provides access to sell mortgage loans to the Federal Home Loan Bank of Chicago and affordable lending programs 12 Traditional Banking Services Across Indiana and Illinois

Schedule B - 16

National Reach – Employees in Many States 13 Warehouse Customers Merchants Capital Customers CA 20% TX 7% FL 7% NJ 5% NC 5% Top 5 States Warehouse Loan Fundings YTD at 6/30/22 IN 24% NY 12% IL 9% TX 8% OH 8% Top 5 States MCC Servicing & Loan Balances at 6/30/22

Schedule B - 17

Summary of Business Model Trends by Segment Balance of Net Revenue 1 ($MM) Balance of Net Income ($MM) $29.2 $51.5 $59.6 $106.3 $95.2 $69.6 $53.6 $90.9 $100.8 $180.5 $227.1 $217.8 2020 2021 LTM² Multi-family Mortgage Banking Mortgage Warehousing Banking $81.9 $142.6 $161.4 $156.1 $138.6 $103.7 $98.4 $145.1 $152.2 $339.8 $430.3 $421.4 2020 2021 LTM² Multi-family Mortgage Banking Mortgage Warehousing Banking Note: Sum of the individual segments will not equal total because they are not inclusive of “Other” segment. 1) Net revenues equal to net interest income plus noninterest income, less provision for credit losses. This is a non – GAAP measur e. Please see “Reconciliation of Non – GAAP Measures” in the Appendix. 2) For the twelve months ended 6/30/2022 14 Diversified Business Composition

Schedule B - 18

Diversified Revenue Base Balance of Net Revenue 1 ($MM) LTM 2 Balance of Net Revenue 1 ($MM) $85.3 $118.4 $212.3 $273.0 $267.1 $49.6 $47.1 $127.5 $157.3 $154.3 $134.9 $165.5 $339.8 $430.3 $421.4 2018 2019 2020 2021 LTM² Net Interest Income After Provision Noninterest Income $95.2 $162.8 $161.4 $8.4 $161.4 $103.7 $152.2 Multi-family Mortgage Banking Warehouse Financing Banking³ Net Interest Income After Provision Noninterest Income Net Interest Income After Provision CAGR: 39% Noninterest Income CAGR: 38% 1) Net revenues equal to net interest income plus noninterest income, less provision for credit losses. This is a non – GAAP measur e. Please see “Reconciliation of Non – GAAP Measures” in the Appendix. 2) For the last - twelve - months ending 6/30/2022 3) Banking includes ($10.6MM) of noninterest income 15 Noninterest Income Drives Superior Returns Over Time

Schedule B - 19

Profitability Trends Over Time Return on Average Assets Return on Average Tangible Common Equity Net Interest Margin Efficiency Ratio 1 1.71% 1.47% 2.12% 2.23% 2.06% 2018 2019 2020 2021 YTD 17.23% 17.56% 34.02% 30.10% 22.72% 2018 2019 2020 2021 YTD 2.54% 2.40% 2.69% 2.79% 2.82% 2018 2019 2020 2021 YTD 36.5% 37.4% 27.4% 28.8% 30.3% 2018 2019 2020 2021 YTD 1) The efficiency ratio represents noninterest expense divided by the sum of net interest income and noninterest income. This is a non - GAAP measure. Please see “Reconciliation of Non - GAAP Measures” in the Appendix. 16 Track Record of Strong Profitability

Schedule B - 20

Disciplined Growth Over Time Total Assets ($MM) Total Gross Loans ($MM) Total Deposits ($MM) Net Income ($MM) $3,884 $6,372 $9,645 $11,279 $11,086 2018 2019 2020 2021 2Q22 $2,058 $3,028 $5,536 $5,783 $7,071 $833 $2,094 $3,070 $3,303 $2,759 $2,891 $5,122 $8,606 $9,086 $9,830 2018 2019 2020 2021 2Q22 $3,231 $5,478 $7,408 $8,983 $8,300 2018 2019 2020 2021 2Q22 $62.9 $77.3 $180.5 $227.1 $217.8 2018 2019 2020 2021 LTM¹ Loans Held for Investment Loans Held for Sale 17 1) For the last - twelve - months ending 6/30/2022 Source: S&P Capital IQ Pro , Capital IQ Balanced Growth, Supported by Strong Capital Generation

Schedule B - 21

Earnings Correlation to Interest Rates 1) Market yield curve spread reflects the difference between the average 30 - year mortgage rate and the average 1 - month LIBOR rate a s of June 30, 2022 2) LTM as of June 30, 2022 Net Income (in $millions) $54.7 $62.9 $77.3 $180.5 $227.1 $217.8 2.88% 2.52% 1.72% 2.42% 2.86% 3.91% 2.32% 2.54% 2.40% 2.69% 2.79% 2.82% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% $0.0 $25.0 $50.0 $75.0 $100.0 $125.0 $150.0 $175.0 $200.0 $225.0 $250.0 2017 2018 2019 2020 2021 6 Months Ended 6/30/22 (2) (1) Market Yield Curve Spread MBIN Net Interest Margin MBIN Net Income 18 Well - Positioned for Any Interest Rate Environment (2)

Schedule B - 22

Loan Securitizations Merchants intends to sell ~$1.2 billion pool of on balance sheet, performing, multi - family mortgage loans to a trust The trust will issue multiple classes of certificates: a senior Class A, a subordinate Class B, and an interest - only strip Merchants will receive the Class A certificates (87.5%) and an unaffiliated, third - party institutional investor will receive the Class B certificates (12.5%) and the interest - only certificates The Class B certificates will be in a first loss position Through this structure, Merchants will reduce its risk - weighted assets (as the Class A certificates will qualify for 20% risk - weighting at closing vs. the current 100% risk - weighting) and thus receive capital relief under regulatory capital rules Merchants will be both Master Servicer and Special Servicer of the loans 19 Freddie Qs: 2022 - $214 Million, 2021 - $262 Million – Servicing Retained Planned 2022 Repack via real estate mortgage investment conduit (“REMIC”) :

Schedule B - 23

Overview of Loan Portfolio

Low-Risk Loan Composition Across Niche Products

(Dollars in millions)

	As of June 30, 2022		
Loan Type	**Balance**	**Avg. Days to Reprice**	**% Total Loans**
Total Loans Held for Sale	**$2,759**	**~30 days**	**28.1%**
Multi-Family Financing	$3,237	~60 days	32.9%
Healthcare Financing	$1,262	~60 days	12.8%
Residential Real Estate	$877	~1 year	8.9%
Mortgage Warehouse Lines of Credit	$901	~30 days	9.2%
Commercial & Commercial Real Estate	$695	~2 years	7.1%
Agricultural Production and Real Estate	$90	~3 years	0.9%
Consumer & Margin Loans	$9	~2 years	0.1%
Total Loans Held for Investment	**$7,071**	**~30 days**	**71.9%**

Source: S&P Capital IQ Pro, Capital IQ
Note: Information as of June 30, 2022

Mortgage Warehouse Lines of Credit (MTG WHLOC)
- Provides warehouse financing arrangements to approved mortgage companies for the origination and sale of residential mortgage loans

Residential Real Estate Loans (RES RE)
- Secured by owner occupied 1-4 family residences
- All-in-one^{TM} adjustable rate, first-lien HELOCs

Multi-Family and Healthcare Financing (MF RE)
- The Company engages in multi-family and healthcare financing, including construction loans
- Specializing in originating and servicing loans for multi-family rental and senior living properties

Commercial Lending/Commercial Real Estate Loans (CML & CRE)
- Provides loans to commercial customers for use in financing working capital needs, equipment purchases and expansions, as well as loans to commercial customers to finance land and improvements
- Small Business Administration ("SBA") loans are included in this category

Agricultural Production and Real Estate Loans (AG & AGRE)
- Comprised of seasonal operating lines of credit to grain farmers to plant and harvest corn and soybeans and term loans to fund the purchase of equipment
- The Company also offers long-term financing to purchase agricultural real estate

Consumer and Margin Loans (CON & MAR)
- Consumer loans are secured by household assets
- Margin loans are secured by marketable securities

Loans Held for Sale
- Comprised of single family warehouse loans that typically sell within 30 days and multi-family loans targeted for securitizations or debt funds

20

Highly Disciplined Credit Culture Nonperforming Loans / Loans Held For Investment Nonperforming Assets / Total Assets Reserves / Loans Held For Investment Net Charge - Offs (Recoveries) / Average Loans 0.12% 0.15% 0.11% 0.01% 0.07% 2018 2019 2020 2021 2Q22 0.06% 0.08% 0.07% 0.01% 0.04% 2018 2019 2020 2021 2Q22 0.62% 0.52% 0.50% 0.54% 0.53% 2018 2019 2020 2021 2Q22 0.01% 0.02% 0.00% 0.01% 0.01% 2018 2019 2020 2021 YTD ALLL/NPLs as of 6/30/22: 779% Allowance for Loan Losses ($000) $12,704 $15,842 $27,500 $31,344 $37,474 21 Low - Risk Operating Model with Pristine Asset Quality Trends Over Time

Schedule B - 25

Current Asset Quality Metrics x Nonperforming loans to total loans held for investment consistently below 0.25% over the past five years x Approximately 96% of Merchants Bank’s loans reprice in 90 days or less x Loans are predominantly agency eligible with variable rates or short maturities, which improves liquidity during challenging economic times x Substantially all commercial real estate (CRE) loans are owner - occupied 22 Credit Quality Remains Strong (Dollars in thousands) June 30, 2022 30-59 Days 60-89 Days Greater Than Total Total Past Due Past Due 90 Days Past Due Current Loans MTG WHLOC $— $— $— $— $900,585 $900,585 RES RE 307 216 176 699 875,953 876,652 MF FIN — — — — 3,236,917 3,236,917 HC FIN — — — — 1,262,424 1,262,424 CML & CRE — — 4,083 4,083 691,075 695,158 AG & AGRE — — — — 90,070 90,070 CON & MAR 39 42 3 84 8,787 8,871 Total 346 258 4,262 4,866 7,065,811 7,070,677

Schedule B - 26

4,944 4,230 2,840 2,600 1,199 1,470 8,983 8,300 2021 2Q22 Demand Deposits Savings Deposits CDs - Deposit Portfolio Summary Deposit Growth Over Time Deposit Composition (Average YTD) 1 3,231 5,478 7,408 8,983 8,300 0 2,000 4,000 6,000 8,000 10,000 2018 2019 2020 2021 2Q22 Noninterest - bearing Demand 6% Interest - Bearing Demand 48% Savings 3% Money Market Savings 33% Certificates of Deposits 10% 23 Deposit Growth Has Supported Loan Growth Over Time 1) Deposit composition based on average deposits for the six months ended June 30 , 2022 (Dollars in millions, End of Period Deposit Balances) Deposit Growth Driven by Core Funding (Dollars in millions, End of Period Deposit Balances) (%)

Schedule B - 27

Funding Overview

Access to Well-Diversified Funding Sources

(Dollars in thousands)		Deposit Balances at June 30, 2022					
	Average YTD	Warehouse	Multi Family Escrows	Brokered	Online	Branch/ Other	Total
Non-interest Bearing	$459,914	-	$199,816	-	-	$244,645	$444,461
Interest Bearing Demand	3,932,334	2,311,159	405,794	4	-	1,068,505	3,785,461
Money Markets	2,668,735	-	195,795	165,798	103,230	1,908,882	2,373,705
Savings	234,846	-	191,792	-	-	34,248	226,040
Certfificate of Deposits	858,779	-	-	1,058,901	1,397	409,773	1,470,071
Total	**8,154,608**	**2,311,159**	**993,197**	**1,224,703**	**104,627**	**3,666,053**	**8,299,738**
% of Total Deposits		**27.8%**	**12.0%**	**14.7%**	**1.3%**	**44.2%**	**100.0%**

Funding Sources

- ✓ Self-funding mechanisms in place
  - $9.1M of loans and securities were funded by $7.8M of deposits
  - Warehouse segment uses lines of credit and short term brokered deposits to match duration; other businesses are funded by core deposits

Quarterly Avg. Balances June 30, 2022 ($ in millions)	Multi-Family Mortgage & Banking	Warehousing	Total
Loans & Securities	$6,442	$2,697	$9,139
Deposits	$5,055	$2,703	$7,758
New Balance to Fund Net Borrowing	$1,387	($6)	$1,381

- ✓ FHLB of Indianapolis and Chicago and FRB lines of unused capacity of $1.7B as of June 30, 2022
- ✓ Supplement funding with short duration[2] brokered deposits as needed
  - $1.2B of brokered deposits as of June 30, 2022 (15% of deposits)

Source: S&P Capital IQ Pro

1) Deposit balances and related costs are based on average deposits for the six months ended June 30, 2022.

2) Duration is typically overnight to less than three months

24

Bank & Holding Company Liquidity 25 x Cash and cash equivalents decreased 75% to $258.1 million at June 30, 2022 from $1.0 billion at December 31, 2021. The 75% decrease reflected a reduction in brokered deposits to fund lending activities x The company also continues to have a significant borrowing capacity. At June 30, 2022, based on available collateral, the company had $1.7 billion in available unused borrowing capacity with the FHLB and the Federal Reserve discount window. x While the amounts available fluctuate daily, we also had an additional $475.0 million of borrowing capacity through our membership in the AFX as of June 30, 2022. This liquidity enhances the ability to effectively manage interest expense and asset levels in the future. • The Company began utilizing the Federal Reserve discount window during 2020, and AFX during the year ended December 31, 2021. x Deposits decreased 8% to $8.3 billion at June 30, 2022 from $9.0 billion at December 31, 2021. The decrease was primarily due to a decrease in brokered demand and savings deposits. x The company has decreased the use of brokered deposits by $935.1 million, or 43%, to $1.2 billion at June 30, 2022 from $2.2 billion at December 31, 2021. Brokered deposits represented 15% of total deposits at June 30, 2022, compared to 24% of total deposits at December 31, 2021.

Schedule B - 29

Recent Funding Strategy x Make use of lines at the Federal Home Loan Bank, Federal Reserve, and AFX to lower interest expense x Grow multi - family custodial deposits from Merchants Capital Corp. originations and subservicing relationships x Expand custodial escrow relationships from warehouse customers x Expand use of reciprocal deposits with FDIC insurance x Expand network of brokered deposit dealers x Low - cost platform allows for highly competitive deposit rates, including a money market rate that is 10 times the national average and an adjustable rate CD • Offered in footprint and mobile/online support out of footprint; launched new marketing campaign in May 2022. x Deposit costs increased only 26 basis points in 2022, from 0.32% to 0.58%¹ 26 Merchants Has Various Funding Strategies In - Place 1) The increase in the cost of deposits refers to the six months ended June 30, 2021, compared to the six months ended June 30, 2022

Schedule B - 30

Capital Strategy 27 x Always maintain Well - Capitalized classification x Utilize multiple levers to manage asset levels on the Balance Sheet • Originate multi - family and warehouse lending, SBA, and Merchants Mortgage as Agency MBS • Multi - family bridge loans underwritten to Agency guidelines and can be sold to debt funds, Freddie Q and repack securitizations • Balance sheet turns quickly and has flexibility to decline as needed • Warehouse lending credit risk transfer x Equity Capital Flexibility • Common can be issued or repurchased • Multiple preferred issuances which are callable after 5 years • Preferred is accretive to common shares

Schedule B - 31

Pro Forma Capital Ratios 28 Holding Company Bank Level 7.7% 12.4% 7.3% 10.4% 10.8% 7.6% 13.3% 7.3% 11.3% 11.6% TCE / TA Leverage Ratio CET1 Capital Ratio Tier 1 Ratio Total Capital Ratio 10.8% 12.3% 10.3% 10.3% 10.6% 11.4% 13.0% 11.0% 11.0% 11.4% TCE / TA Leverage Ratio CET1 Capital Ratio Tier 1 Ratio Total Capital Ratio Note: Assumes a $100 million perpetual preferred offering with approximately $98 million in net proceeds, market rate coupon, 25 .05% tax rate; assumes 84% of net proceeds are downstreamed to the bank; assumes 0% risk weighting on new assets; Risk weighted assets estimated internally by company As of 6/30/22 Pro Forma for Proposed Preferred Offering

Schedule B - 32

Double Leverage and Interest Coverage

($ in thousands)	As of or for the Period Ended, 2018Y	2019Y	2020Y	2021Y	Q2 2022 YTD
Investment in Subsidiaries	$453,658	$665,382	$823,842	$1,160,471	$1,239,864
Consolidated Equity	421,237	653,728	810,621	1,155,409	1,228,539
Double Leverage Ratio	**107.7%**	**101.8%**	**101.6%**	**100.4%**	**100.9%**
Net Proceeds from Proposed Holding Company Preferred Offering					**97,500**
Net Proceeds from Proposed Offering Downstreamed to Bank					**81,438**
Pro Forma Double Leverage Ratio					**99.6%**
Interest Coverage					
Total Deposit Interest	$42,216	$84,661	$52,238	$28,256	$23,581
Other Borrowed Interest	8,376	5,036	6,406	5,636	3,945
Total Interest Expense	50,592	89,697	58,644	33,892	27,526
Pre-Tax Income	$84,027	$102,134	$243,357	$304,930	$138,871
Preferred Dividend	3,330	9,216	14,473	20,873	11,457
Interest Coverage (including deposit expense)	**2.45x**	**1.88x**	**3.87x**	**5.49x**	**3.89x**
Interest Coverage (excluding deposit expense)	**7.21x**	**6.18x**	**9.71x**	**9.27x**	**7.43x**
Pro Forma Interest Coverage (Pro forma for Proposed Preferred Offering)[1]					
Pro Forma Interest Coverage (including deposit expense)					**3.47x**
Pro Forma Interest Coverage (excluding deposit expense)					**5.85x**

1) Excludes any earnings growth related to capital deployment for loan growth and assumes a $100 million perpetual preferred offering with approximately $98 million in net proceeds, market rate coupon, 25.05% tax rate; assumes 84% of net proceeds are downstreamed to the bank

29

Appendix 30

Schedule B - 34

Strong Oversight by Executive Leadership 31 Robust Governance Framework Name Biography Michael Petrie Michael Petrie has served as a Director of Merchants Bank of Indiana and Chairman since 2002. He previously served as the Chairman and President of Merchants Capital (formerly PR Mortgage & Investments), a multifamily finance company he co-founded in 1990. Randall Rogers Randall (Randy) Rogers has served as a director of the Company and the Vice Chairman of the Bank since 2002. Mr. Rogers co-founded Merchants Capital in 1990 after serving 21 years with Merchants National Corporation as Executive Vice President of the Real Estate Lending Group. He has served as Chairman since 1990. Michael Dunlap Michael (Mike) Dunlap serves as President and CEO of Merchants Bank of Indiana, President and COO of Merchants Bancorp, and Chairman of Merchants Capital Corp. He joined Merchants Bank as Senior Vice President of Mortgage Banking in 2009 and became a member of the Board of Directors in 2014. Scott Evans Scott Evans joined Merchants Bank of Indiana in 2004 as President and Chief Operating Officer. Prior to joining the bank, he spent the majority of his career working for small to mid-sized community banks serving in various senior management capacities. Susan Dehner Kucer Susan Dehner Kucer joined Merchants Bank of Indiana in 2016 and serves as President of the Indianapolis Market. Prior to joining Merchants, Susan spent the past 33 years at PNC Bank in various leadership positions, most recently as their Senior Vice President and Business Banking Market Manager for IN, IL and MS. Jerry Koors Jerry Koors is the President of the newly formed Merchants Mortgage, and joined Merchants in October 2013. Jerry is responsible for originations, processing, underwriting, closing and delivery of investment quality loans to be held by Merchants, or sold on the Secondary Market. Michael R. Dury Mr. Dury serves as President and Chief Executive Officer of Merchants Capital, overseeing all debt and equity platforms. He joined Merchants Capital in 2007 and has held various positions within the firm, including investment officer, Chief Operating Officer, and was promoted to President and Chief Executive Officer in 2018. Under Mr. Dury’s leadership, Merchants Capital has grown from a small FHA lender to a nationally recognized full-service debt and equity provider. Martin Schroeter Mr. Schroeter joined Merchants as President of Warehouse Lending in November 2019 and his responsibilities include overseeing Merchants Bank’s mortgage warehouse business. Mr. Schroeter has more than 35 years of mortgage banking experience, including as an executive for several mortgage warehouse lenders. John Macke John Macke joined Merchants in July 2017 after more than 30 years in the mortgage finance industry. Mr. Macke has served in the roles of EVP of Capital Markets and Chief Financial Officer at Stonegate Mortgage. Mr. Macke also spent many years with Irwin Mortgage, a national residential mortgage lending company. Robert Burtner Robert Burtner joined the company in 2019 and currently serves as Chief Credit Officer. Mr. Burtner has previously served as Deputy Chief Credit Officer, and Senior Vice President, Bridge and Construction Lending at Merchants Capital Corp. Kevin Langford Kevin Langford joined Merchants Bank in January of 2017 as the Senior Vice President and Chief Administrative Officer. Kevin provides oversight and leadership for the Investment Real Estate team of the bank as well as Technology, Facilities, and Marketing and Communications for the Merchants companies. Terry Oznick Terry Oznick joined Merchants Bank of Indiana as Senior Vice President and General Counsel in 2018. Terry has extensive experience representing financial institutions, including advising on mergers and acquisitions, SEC filings and compliance, operational issues, cash management products, and electronic banking. Cheryl Likens Cheryl Likens joined Merchants Bank in 2021 as the Chief Risk Officer. She is responsible for leading the Company’s corporate risk function and strategy including assessment of business lines and administrative functions, serving as an advisor to the business units and collaborating with risk and internal audit functions. Vickie Vandivier Vickie Vandivier joined Merchants Bank of Indiana in 2003. As Vice President and Investment Officer, Vickie is responsible for bank funding, liquidity management and the investment portfolio. Prior to Merchants, she spent 10 years at Merchants National Bank of Indianapolis as Vice President of the Money Market division.

Schedule B - 35

Strong Alignment Between Our Investors and the Company Loans Held For Investment Portfolio Over Time ($B) Ownership Summary 32 Strong Level of Insider Ownership – Merchants Team has ‘Skin - in - the - Game’ Insider Ownership Amount and Nature of Beneficial Ownership Holder Common Stock Equivalent Held (Actual) Percent of Common Shares Outstanding (%) Michael F. Petrie and Family 13,802,225 31.9 Randall D. Rogers and Family 13,407,061 31.0 Patrick D. O’Brien 111,955 * Michael J. Dunlap 85,088 * Michael R. Dury 70,588 * Scott A. Evans 22,682 * Andrew A. Juster 18,406 * David N. Shane 16,142 * Thomas W. Dinwiddie 15,000 * Sue Anne Gilroy 6,298 * Anne E. Sellers 4,893 * All directors, Nominees, Executive Officers, and other Insiders 27,560,338 63.70 Institutions 22.76% Individuals/Insiders 63.70% Public and Other 13.54% * Denotes less than 1% Source: S&P Capital IQ Pro Note: Insider ownership information as of June 30, 2022

Schedule B - 36

Balance Sheet

(Dollars in thousands)	12/31/2017	12/31/2018	12/31/2019	12/31/2020	12/31/2021	6/30/2022
Assets						
Cash and due from banks	18,905	25,855	13,909	10,063	14,030	10,714
Interest-earning demand accounts	340,614	310,669	492,800	169,665	1,018,584	247,432
Cash and cash equivalents	359,519	336,524	506,709	179,728	1,032,614	258,146
Securities purchased under agreements to resell	7,043	6,875	6,723	6,580	5,888	3,520
Mortgage loans in process of securitization	140,837	163,419	269,891	338,733	569,239	323,046
Available for sale securities	408,371	331,071	290,243	269,802	310,629	336,814
Federal Home Loan Bank (FHLB) stock	7,539	7,974	20,369	70,656	29,588	39,130
Loans held for sale	995,319	832,455	2,093,789	3,070,154	3,303,199	2,759,116
Loans receivable, net of allowance for credit losses on loans	1,366,349	2,045,423	3,012,468	5,507,926	5,751,319	7,033,203
Premises and equipment, net	5,354	15,136	29,274	29,761	31,212	35,085
Servicing rights	66,079	77,844	74,387	82,604	110,348	130,710
Interest receivable	8,326	13,827	18,359	21,770	24,103	26,184
Goodwill	3,902	17,477	15,845	15,845	15,845	15,845
Intangible assets, net	1,512	3,542	3,799	2,283	1,707	1,441
Other assets and receivables	22,983	32,596	30,072	49,533	92,947	123,815
Total assets	**3,393,133**	**3,884,163**	**6,371,928**	**9,645,375**	**11,278,638**	**11,086,055**
Liabilities						
Noninterest-bearing	620,700	182,879	272,037	853,648	641,442	444,461
Interest-bearing	2,322,861	3,048,207	5,206,038	6,554,418	8,341,171	7,855,277
Total deposits	2,943,561	3,231,086	5,478,075	7,408,066	8,982,613	8,299,738
Borrowings	56,612	195,453	181,439	1,348,256	1,033,954	1,440,904
Deferred and current tax liabilities, net	12,422	15,444	16,917	20,405	19,170	19,414
Other liabilities	13,064	20,943	41,769	58,027	87,492	97,460
Total liabilities	**3,025,659**	**3,462,926**	**5,718,200**	**8,834,754**	**10,123,229**	**9,857,516**
Shareholders' Equity						
Common stock	134,891	135,057	135,640	135,857	137,565	136,671
8% Preferred stock	41,581	41,581	41,581	41,581	–	–
Preferred stock						
7% Series A Preferred stock	–	–	50,221	50,221	50,221	50,221
6% Series B Preferred stock	–	–	120,844	120,844	120,844	120,844
6% Series C Preferred stock	–	–	–	–	191,084	191,084
Retained earnings	192,008	244,909	304,984	461,744	657,149	737,789
Accumulated other comprehensive loss	(1,006)	(310)	458	374	(1,454)	(8,070)
Total shareholders' equity	**367,474**	**421,237**	**653,728**	**810,621**	**1,155,409**	**1,228,539**
Total liabilities and shareholders' equity	**3,393,133**	**3,884,163**	**6,371,928**	**9,645,375**	**11,278,638**	**11,086,055**

33

Income Statement

(Dollars in thousands)	Twelve Months Ended 12/31/2017	12/31/2018	12/31/2019	12/31/2020	12/31/2021	Six Months Ended 6/30/2022
Interest Income						
Loans	79,922	119,457	186,428	263,915	293,830	158,190
Mortgage loans in process of securitization	5,187	5,012	6,690	11,122	12,746	3,694
Investment securities available for sale - taxable	4,531	6,448	6,208	3,147	3,309	1,618
Investment securities available for sale - tax exempt	–	–	272	123	41	–
Federal Home Loan Bank stock	321	385	932	1,558	1,143	553
Other	4,426	9,261	11,465	2,925	817	1,227
Total interest income	94,387	140,563	211,995	282,790	311,886	165,282
Interest Expense						
Deposits	20,003	42,216	84,661	52,238	28,256	23,581
Borrowed funds	7,787	8,376	5,036	6,406	5,636	3,945
Total interest expense	27,790	50,592	89,697	58,644	33,892	27,526
Net Interest Income	66,597	89,971	122,298	224,146	277,994	137,756
Provision (credit) for credit losses	2,472	4,629	3,940	11,838	5,012	8,663
Net Interest Income After Provision for Credit Losses	64,125	85,342	118,358	212,308	272,982	129,093
Noninterest Income						
Gain on sale of loans	37,790	39,266	35,411	96,578	111,185	39,529
Loan servicing fees, net	6,273	5,741	(1,118)	(1,801)	16,373	19,338
Mortgage warehouse fees	2,608	2,550	7,145	20,980	12,396	3,208
Gains on sale of investments available for sale	–	–	476	441	191	–
Low-income housing tax credit syndication fees	–	–	–	1,248	6,407	–
Syndication and asset management fees	–	–	–	–	–	2,213
Other income	1,009	2,028	5,175	10,027	10,781	9,480
Total noninterest income	47,680	49,585	47,089	127,473	157,333	73,768
Noninterest Expense						
Salaries and employee benefits	21,472	32,240	38,093	59,200	85,727	43,768
Loan expenses	4,097	4,621	4,534	9,085	7,657	2,395
Occupancy and equipment	1,602	2,788	4,609	5,733	7,365	3,825
Professional fees	1,516	2,585	2,326	3,664	5,427	2,897
Deposit insurance expense	930	1,024	2,747	5,800	2,691	1,429
Technology expense	1,171	1,544	2,623	3,061	4,200	2,540
Other expense	3,856	6,098	8,381	9,881	12,318	7,136
Total noninterest expense	34,644	50,900	63,313	96,424	125,385	63,990
Income Before Income Taxes	77,161	84,027	102,134	243,357	304,930	138,871
Provision for income taxes	22,477	21,153	24,805	62,824	77,826	34,794
Net Income	54,684	62,874	77,329	180,533	227,104	104,077
Dividends on preferred stock	(3,330)	(3,330)	(9,216)	(14,473)	(20,873)	(11,457)
Net Income Allocated to Common Shareholders	51,354	59,544	68,113	166,060	206,231	92,620
Basic Earnings Per Share (actual)	$1.52	$1.38	$1.58	$3.85	$4.78	$2.14
Diluted Earnings Per Share (actual)	$1.52	$1.38	$1.58	$3.85	$4.76	$2.14
Weighted-Average Shares Outstanding						
Basic (actual)	33,827,178	43,039,433	43,057,688	43,113,741	43,172,078	43,220,198
Diluted (actual)	33,852,231	43,086,629	43,118,561	43,167,113	43,325,303	43,367,875

34

Current Asset Quality Metrics

Credit Quality Remains Strong

(Dollars in thousands)	2022	2021	2020	2019	2018	Prior	Revolving Loans	TOTAL	
MTG WHLOC									
Acceptable and Above	$—	$—	$—	$—	$—	$—	$900,585	$900,585	
Total	$—	$—	$—	$—	$—	$—	$900,585	$900,585	
RES RE									
Acceptable and Above	10,316	36,482	49,380	3,327	865	10,439	764,571	875,380	
Special Mention (Watch)	—	—	—	61	74	779	—	914	
Substandard	—	—	—	—	—	358	—	358	
Total	$10,316	$36,482	$49,380	$3,388	$939	$11,576	$764,571	$876,652	
MF FIN									
Acceptable and Above	874,093	1,049,580	305,633	71,513	12,245	7,739	852,442	3,173,245	
Special Mention (Watch)	14,614	12,298	—	—	—	—	—	26,912	
Substandard	36,760	—	—	—	—	—	—	36,760	
Total	$925,467	$1,061,878	$305,633	$71,513	$12,245	$7,739	$852,442	$3,236,917	
HC FIN									
Acceptable and Above	486,989	331,862	183,035	17,186	—	—	144,812	1,163,884	
Special Mention (Watch)	—	29,462	62,373	6,705	—	—	—	98,540	
Total	$486,989	$361,324	$245,408	$23,891	$—	$—	$144,812	$1,262,424	
CML & CRE									
Acceptable and Above	66,173	85,267	31,966	49,946	13,850	15,489	424,308	686,999	
Special Mention (Watch)	48	21	1,448	129	—	234	973	2,853	
Substandard	—	2000	—	107	175	282	2,742	5,306	
Total	$66,221	$87,288	$33,414	$50,182	$14,025	$16,005	$428,023	$695,158	
AG & AGRE									
Acceptable and Above	8,358	7,984	15,952	6,291	3,457	21,141	24,779	87,962	
Special Mention (Watch)	14	64	719	431	288	390	44	1,950	
Substandard	—	—	—	—	—	158	—	158	
Total	$8,372	$8,048	$16,671	$6,722	$3,745	$21,689	$24,823	$90,070	
CON & MAR									
Acceptable and Above	240	674	394	140	4,743	20	2,638	8,849	
Special Mention (Watch)	—	—	16	—	—	3	—	19	
Substandard	—	—	—	—	—	3	—	3	
Total	$240	$674	$410	$140	$4,743	$26	$2,638	$8,871	
Total Acceptable and Above	$1,446,169	$1,511,849	$586,360	$148,403	$35,160	$54,828	$3,114,135	$6,896,904	97.5%
Total Special Mention (Watch)	$14,676	$41,845	$64,556	$7,326	$362	$1,406	$1,017	$131,188	1.9%
Total Substandard	$36,760	$2,000	$—	$107	$175	$801	$2,742	$42,585	0.6%
Total Loans	$1,497,605	$1,555,694	$650,916	$155,836	$35,697	$57,035	$3,117,894	$7,070,677	100.0%

35

Segment Financial Overview

Merchants Operates a Balanced Mix of Businesses

(Dollars in thousands) Six Months Ended June 30, 2022	Multi-Family Mortgage Banking	Mortgage Warehousing	Banking	Other	Total
Total Interest Income	640	43,576	117,303	3,763	165,282
Total Interest Expense	-	7,597	20,553	(624)	27,526
Net Interest Income	**640**	**35,979**	**96,750**	**4,387**	**137,756**
Provision for Credit Losses	1,153	627	6,883	-	8,663
Net Interest Income After Provision for Credit Losses	**(513)**	**35,352**	**89,867**	**4,387**	**129,093**
Total Noninterest Income	81,616	3,210	(8,063)	(2,995)	73,768
Total Noninterest Expense	38,490	5,367	9,208	10,925	63,990
Income Before Income Taxes	**42,613**	**33,195**	**72,596**	**(9,533)**	**138,871**
Income Taxes	11,565	8,168	17,900	(2,839)	34,794
Net Income	**$31,048**	**$25,027**	**$54,696**	**($6,694)**	**$104,077**
Total Assets	**$330,676**	**$2,836,998**	**$7,835,152**	**$83,229**	**$11,086,055**

Net Revenue[1]



Other
1%
Multi-Family
Mortgage
Banking
40%
Banking
40%
Mortgage
Warehousing
19%

Net Income



Other
-6%
Multi-
Family
Mortgage
Banking
30%
Banking
53%
Mortgage
Warehousing
24%

1) Net revenues equal to net interest income plus noninterest income, less provision for credit losses. This is a non – GAAP measure. Please see "Reconciliation of Non – GAAP Measures" in the Appendix.

Note: Percentages may not sum to 100% due to rounding

36

Reconciliation of GAAP to Non-GAAP

(Dollars in thousands)	At or for the Year Ended December 31,				At or for the Six Months Ended June 30,	
	2018	2019	2020	2021	2021	2022
Non-GAAP Reconciliation: Net Income						
Net income as reported per GAAP	$ 62,874	$ 77,329	$ 180,533	$ 227,104	$ 113,400	$ 104,077
Less: preferred stock dividends	3,330	9,216	14,473	20,873	9,416	11,457
Net income available to common shareholders	**$ 59,544**	**$ 68,113**	**$ 166,060**	**$ 206,231**	**$ 103,984**	**$ 92,620**
Non-GAAP Reconciliation: Tangible Common Equity to Tangible Assets						
Tangible common shareholders' equity						
Shareholders' equity per GAAP	$ 421,237	$ 653,728	$ 810,621	$ 1,155,409	$ 1,059,064	$ 1,228,539
Less: goodwill & intangibles	(21,019)	(19,644)	(18,128)	(17,552)	(17,835)	(17,286)
Tangible shareholders' equity	**400,218**	**634,084**	**792,493**	**1,137,857**	**1,041,229**	**1,211,253**
Less: preferred stock	(41,581)	(212,646)	(212,646)	(362,149)	(362,149)	(362,149)
Tangible common shareholders' equity	**$ 358,637**	**$ 421,438**	**$ 579,847**	**$ 775,708**	**$ 679,080**	**$ 849,104**
Tangible assets						
Assets per GAAP	$ 3,884,163	$ 6,371,928	$ 9,645,375	$ 11,278,638	$ 9,881,532	$ 11,086,055
Less: goodwill & intangibles	(21,019)	(19,644)	(18,128)	(17,552)	(17,835)	(17,286)
Tangible assets	**$ 3,863,144**	**$ 6,352,284**	**$ 9,627,247**	**$ 11,261,086**	**$ 9,863,697**	**$ 11,068,769**
Tangible common equity to tangible assets	9.3%	6.6%	6.0%	6.9%	6.9%	7.7%
Tangible equity to tangible assets	10.4%	10.0%	8.2%	10.1%	10.6%	10.9%
Non-GAAP Reconciliation: Efficiency Ratio						
Net interest income (before Provision for credit losses)	$ 89,971	$ 122,298	$ 224,146	$ 277,994	$ 136,370	$ 137,756
Noninterest income	49,585	47,089	127,473	157,333	76,791	73,768
Noninterest expense	50,900	63,313	96,424	125,385	58,267	63,990
Efficiency ratio	36.5%	37.4%	27.4%	28.8%	27.3%	30.3%

37

(Dollars in thousands) 2018 2019 2020 2021 2021 2022 Non-GAAP Reconciliation: Return on Average Tangible Common Equity Average shareholders' equity per GAAP 396,350$ 537,946$ 719,630$ 1,028,834$ 942,566$ 1,194,981$ Less: average goodwill & intangibles (9,265) (20,243) (18,899) (17,841) (17,986) (17,428) Less: average preferred stock (41,581) (129,881) (212,646) (325,904) (289,058) (362,149) Average tangible common shareholders' equity 345,504 387,822 488,085 685,089 635,522 815,404 Return on average tangible common equity 17.23% 17.56% 34.02% 30.10% 32.72% 22.72% Non-GAAP Reconciliation: Tangible Book Value Per Share Tangible common shareholders' equity Shareholders' equity per GAAP 421,237$ 653,728$ 810,621$ 1,155,409$ 1,059,064$ 1,228,539$ Less: goodwill & intangibles (21,019) (19,644) (18,128) (17,552) (17,835) (17,286) Tangible shareholders' equity 400,218 634,084 792,493 1,137,857 1,041,229 1,211,253 Less: preferred stock (41,581) (212,646) (212,646) (362,149) (362,149) (362,149) Tangible common shareholders' equity 358,637$ 421,438$ 579,847$ 775,708$ 679,080$ 849,104$ Shares outstanding at period end 43,041,054 43,059,657 43,120,625 43,180,079 43,175,399 43,106,505 Tangible Book Value (non-GAAP) 8.33$ 9.79$ 13.45$ 17.96$ 15.73$ 19.70$ Non-GAAP Reconciliation: Net Revenue Net interest income 89,971$ 122,298$ 224,146$ 277,994$ 136,370$ 137,756$ Plus: noninterest income 49,585 47,089 127,473 157,333 76,791 73,768 Less: Provision for credit losses 4,629 3,940 11,838 5,012 1,348 8,663 Net revenue 134,927$ 165,447$ 339,781$ 430,315$ 211,813$ 202,861$ At or for the Six At or for the Year Ended December 31, Months Ended June 30, Reconciliation of GAAP to Non - GAAP (Cont.) 38

Schedule B - 42

SCHEDULE C

List of Subsidiaries

Farmers-Merchants Bank of Illinois (Illinois)

Merchants Asset Management, LLC (Delaware)

Merchants Bank of Indiana (also d/b/a Merchants Mortgage and BCU Mortgage Services) (Indiana)

-Merchants Capital Corp. (Indiana)

--Merchants Capital Servicing, LLC (Delaware)

--Merchants Capital Investments, LLC (Indiana)

Schedule C - 1

EXHIBIT A

FORM OF OPINION OF COMPANY’S COUNSEL TO BE DELIVERED PURSUANT TO SECTION 5(b)

1.	The Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Indiana.

2.	The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under the Underwriting Agreement and the Deposit Agreement. The Designation has been duly authorized by the Company.

3.	The Company is duly qualified as a foreign corporation to transact business and is in good standing (or as otherwise analogous in the relevant jurisdiction) in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

4.	The authorized, issued and outstanding capital stock of the Company, as of June 30, 2022, is as set forth in the Registration Statement, the General Disclosure Package and the Prospectus in the column entitled “Shareholders’ equity” under the caption “Capitalization”; the shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

5.	The Securities to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to the Underwriting Agreement and Deposit Agreement and, when issued and delivered by the Company pursuant to the Underwriting Agreement and the Deposit Agreement against payment of the consideration set forth in the Underwriting Agreement, will be validly issued and fully paid and non assessable and no holder of the Securities is or will be subject to personal liability by reason of being such a holder.

6.	The issuance and sale of the Securities by the Company is not subject to the preemptive or other similar rights of any securityholder of the Company.

7.	There are no contracts, agreements or understandings between the Company or any of its Subsidiaries with any person granting such person the right to require the Company or any of its Subsidiaries to register any securities for sale under the 1933 Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Securities to be sold by the Company pursuant to the Underwriting Agreement, except for such rights as have been duly waived and are described in the Registration Statement, General Disclosure Package and Prospectus.

Exhibit A - 1

8.	Each Subsidiary has been duly organized and is validly existing under the laws of the jurisdiction of its organization, has the organizational power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified as a foreign entity to transact business and is in good standing (or as otherwise analogous in the relevant jurisdiction) in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non assessable and, to our knowledge, is owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary.

9.	The Underwriting Agreement has been duly authorized, executed and delivered by each of the Company and the Bank.

10.	The Deposit Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

11.	Upon the deposit of the shares of the Series D Preferred Stock in accordance with the provisions of the Deposit Agreement and payment therefore in accordance with the Underwriting Agreement, the Depositary Receipts evidencing the Depositary Shares will be duly and validly issued and will entitle the persons in whose names the Depositary Receipts are registered to the rights specified therein and in the Deposit Agreement, except as such rights may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

12.	The Designation has been duly filed with the Indiana Secretary of State, and no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental agency or body is necessary or required for the performance by the Company of its obligations under the Underwriting Agreement or the Deposit Agreement in connection with the offering, the issuance or sale of the Securities or the consummation of the transactions contemplated in the Underwriting Agreement and the Deposit Agreement, except (i) those required under federal and state securities law, (ii) such as have been obtained and made under the rules and regulations of FINRA or Nasdaq, in each case, in connection with the transactions contemplated thereby, or (iii) such as will have been obtained or made on or prior to the date of such opinion.

Exhibit A - 2

13.	The Registration Statement, including any Rule 462(b) Registration Statement, has been declared effective under the 1933 Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

14.	The Registration Statement, including any Rule 462(b) Registration Statement, the Rule 430B Information, each preliminary prospectus, the Prospectus, and each amendment or supplement to the Registration Statement, each preliminary prospectus and the Prospectus, as of their respective effective or issue dates (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which we express no opinion) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

15.	To our knowledge, there is not pending or threatened in writing any action, suit, proceeding, inquiry or investigation, to which the Company or any Subsidiary is a party, or to which the property or assets of the Company or any Subsidiary is subject, before or brought by any court or governmental agency or body, domestic or foreign, which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in the Underwriting Agreement and the Deposit Agreement or the performance by the Company of its obligations thereunder.

16.	The information (i) in the Registration Statement, the General Disclosure Package and the Prospectus under “Description of Capital Stock,” “Properties,” “Legal Proceedings,” “Business– Supervision and Regulation,” “Certain Relationships and Related Transactions, and Director Independence,” “Underwriting,” “Description of Series D Preferred Stock,” “Description of the Depositary Shares” and “Certain United States Federal Tax Considerations” and (ii) in the Registration Statement under Item 15, to the extent that such information constitutes matters of law, summaries of legal matters, the Company’s charter and bylaws or legal proceedings, or legal conclusions, has been reviewed by us and is accurate in all material respects.

17.	To our knowledge, there are no statutes or regulations that are required to be described in the Registration Statement, the General Disclosure Package and the Prospectus that are not described as required.

18.	All descriptions in the Registration Statement, the General Disclosure Package and the Prospectus of contracts and other documents to which the Company or its Subsidiaries are a party are accurate in all material respects; to our knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement, the General Disclosure Package and the Prospectus or to be filed as exhibits thereto other than those described or referred to therein or filed as exhibits thereto, and the descriptions thereof or references thereto in such materials are correct in all material respects.

Exhibit A - 3

19.	To our knowledge, neither the Company nor any Subsidiary is in violation of its charter or bylaws, and except for such default that would not, singly or in the aggregate, result in a Material Adverse Effect, no default by the Company or any Subsidiary exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement, the General Disclosure Package or the Prospectus or filed as an exhibit to the Registration Statement.

20.	No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (other than under the 1933 Act and the 1933 Act Regulations, which have been obtained, or as may be required under the securities or blue sky laws of the various states, as to which we express no opinion) is necessary or required in connection with the due authorization, execution and delivery of the Underwriting Agreement or the Deposit Agreement or the transactions contemplated therein or for the offering, issuance, sale or delivery of the Securities.

21.	The execution, delivery and performance of the Underwriting Agreement and Deposit Agreement and the consummation of the transactions contemplated in the Underwriting Agreement, the Deposit Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Use Of Proceeds”) and compliance by the Company with its obligations under the Underwriting Agreement and Deposit Agreement do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 1(a)(xiv) of the Underwriting Agreement) under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to us, to which, as of the date hereof, the Company or any Subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions (as of the date hereof) of the charter or bylaws of the Company or any Subsidiary, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their respective properties, assets or operations.

22.	The Company is not an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the 1940 Act.

Exhibit A - 4

From the time of initial submission of the Registration Statement on Form S-3 (File No. 333--266672) to the Commission through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act. Nothing has come to our attention that would lead us to believe that the Registration Statement or any amendment thereto, including the Rule 430B Information (except for financial statements and schedules and other financial data included or omitted therefrom, as to which we need make no statement), at the time such Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, that the General Disclosure Package, taken together with the Pricing Information (as defined below), or any amendment or supplement thereto (except for financial statements and schedules and other financial data included or omitted therefrom, as to which we need make no statement), as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or that the Prospectus (except for financial statements and schedules and other financial data included or omitted therefrom, as to which we need make no statement), as of its date and the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As used herein, “Pricing Information” means (i) the number of Securities offered for sale and (ii) the public offering price per Security, in each case as set forth on the cover page of the Prospectus.

In rendering such opinion, such counsel may rely as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

Exhibit A - 5